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                                                                   EXHIBIT 10.21



                            AGREEMENT NO. PSC 02-05
            BETWEEN THE STATE OF NEW MEXICO HUMAN SERVICES DEPARTMENT
                       AND LOVELACE COMMUNITY HEALTH PLAN

Amendment No. 1 ("Amendment") is entered into by and between the New Mexico Human Services Department (hereinafter referred to "HSD") and LOVELACE COMMUNITY HEALTH PLAN (hereinafter referred to as "CONTRACTOR" OR "MCO").

         WHEREAS, the parties have previously entered into Agreement PSC 02-05 Approved by the Department of Finance and Administration (DFA) on July 1, 2001 (the "Agreement") and

         WHEREAS, Article 37 of the Agreement allows for amendment of the Agreement; and

         WHEREAS, the parties have determined that the term of the Agreement should be extended for an additional year.

         WHEREAS, the Balanced Budget Act of 1997 requires certain changes to the Agreement; and

         WHEREAS, based on the parties' experience since implementation of the Agreement, the parties have agreed to certain changes in the Agreement beneficial to the Agreement's goals;

         NOW THEREFORE, the parties do amend the Agreement as follows:

         1. All terms, definitions and conditions stated in the Agreement and not modified by this Amendment shall remain in full force and effect. This Amendment shall become effective July 1, 2003, provided it has been approved by the Department of Finance and Administration, and the U.S. Department of Health and Human Services, Center for Medicare/Medicaid Services (CMS). Any reference to CMS in this document is a reference to the agency formerly known as Health Care Financing Administration (HCFA);

         2. This Agreement is extended to expire at midnight June 30, 2004.

         3. In the event of a conflict between, on the one hand, the Agreement as amended herein, and on the other hand, the regulations promulgated by the Code of Federal Regulations (CFR) for Managed Care Organizations (MCOs) and the Human Services Department, the federal and state regulations will prevail.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date of execution by the State Contracts Officer, below.



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ARTICLE 1 (RECITALS), SECTION 1.2.(6). IS AMENDED TO READ AS FOLLOWS:

1.2.(6). All applicable statutes, regulations and rules implemented by the Federal Government, the State of New Mexico ("State"), and HSD, concerning Medicaid services, managed care organizations, health maintenance organizations, fiscal and fiduciary responsibilities applicable under the Insurance Code of New Mexico, NMSA 1978 ss.ss. 59A-1-1 et. seq., and any other applicable laws.

ARTICLE 1 (RECITALS), SECTION 1.7. IS ADDED TO READ AS FOLLOWS:

1.7. The parties to this contract acknowledge the need to work cooperatively to address and resolve problems that may arise in the administration and performance of this contract.

ARTICLE 1 (RECITALS), SECTION 1.8. IS ADDED TO READ AS FOLLOWS:

1.8 HSD may, in the administration of this contract, seek input on health care related issues from any advisory group or steering committee.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(1).A.V. IS AMENDED TO READ AS FOLLOWS:

2.1.(1).A.v.      The CONTRACTOR shall provide potential members upon request and enrolled members with a directory to include MCO addresses and telephone numbers. The CONTRACTOR shall also provide upon request a listing of primary care and specialty providers with the identity, location, phone number and qualifications to include area of specialty, board certification and any area of special expertise that would be helpful to individuals deciding to enroll with the CONTRACTOR. This material must be available in a manner and format that may be easily understood. At the option of the CONTRACTOR, the directory may be limited to primary care and self-refer providers.


ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(1).A.VI. IS AMENDED TO READ AS FOLLOWS:

2.1.(1).A.vi.     The CONTRACTOR shall provide potential members upon request and enrolled members with a list of all items and services that are available to members covered either directly or through a method of referral and/or prior authorization. These materials must be available in a manner and format that may be easily understood.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(1).D. IS AMENDED TO READ AS FOLLOWS:

2.1.(1).D.        MCO Enrollment Information



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                  Once a member is determined to be an MCO mandatory member, HSD provides specific information about services included in the benefit packages, MCOs from which the member can choose, and enrollment of the member(s). The CONTRACTOR shall have written policies and procedures regarding the utilization of information on race, ethnicity, and primary language spoken, as provided by HSD to the CONTRACTOR at the time of enrollment in the MCO of each Medicaid member.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(1).E.II. IS AMENDED TO READ AS FOLLOWS:

2.1.(1).E.ii.     The CONTRACTOR is responsible for providing members with a member handbook and provider directory within a reasonable time after the CONTRACTOR is notified by HSD of the member's enrollment. The CONTRACTOR must notify all members at least once per year of their right to request and obtain this information. The member handbook shall include information contained in 42 CFR, Section 438.10.F.2.


ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(1).E.III. IS AMENDED TO READ AS FOLLOWS:

2.1.(1).E.iii.    The CONTRACTOR shall send a provider directory and member
                  handbook to members or potential members requesting a copy and as requested by HSD. The CONTRACTOR may direct a person requesting a member handbook or a provider directory to an internet site. However, a specific request for a printed document shall be met. The CONTRACTOR shall provide a one page, two-sided summary of its benefits which may be distributed by HSD at its discretion. The CONTRACTOR must notify all members at least once per year of their right to request and obtain this information.


ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(1).E.IV.A.B.C. ARE AMENDED TO READ AS
FOLLOWS:

2.1.(1).E.iv.     Member handbooks shall be available in formats other than
                  English and in an appropriate manner that takes into consideration the special needs of those who for example, are visually limited or have limited reading proficiency, if, in the CONTRACTOR'S or HSD's determination there is a prevalent population of the CONTRACTOR'S Salud! members that are conversant only in those other languages or require alternate formats. In addition, oral interpretation must be made available free of charge to potential members or members.
                  These oral interpretations must be available in all non-English languages, not just those that are determined to be prevalent by the CONTRACTOR and HSD. The CONTRACTOR must notify potential members and members that oral interpretation is



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                  available in any language and that written information is
                  available in prevalent languages and how to access this information.

                  (1)      The format for the written material shall:
                           a)       Use easily understood language and format;
                           b) Be available in alternative formats and in an appropriate manner that takes into consideration the special needs of those who, for example, are visually limited or have limited reading proficiency.

                  (2) All potential members upon request and enrolled members must be notified how to access these formats.

                  (3)      The handbook shall include:
                           a) Limitations to the receipt of care from non-participating providers;
                           b)       Coordination of care by PCPs;
                           c) The CONTRACTOR demographic information including the organization's toll-free member phone number;
                           d) Services for which prior authorization or a referral is required, and the method of obtaining both;
                           e) The provider directory, which need not physically be part of the handbook. This provider directory shall include the names, locations, telephone numbers of, and non-English languages spoken by current contracted providers in the member's service area, including the identification of providers who are not accepting new patients. At a minimum, this information shall include Primary Care Providers (PCPs), self referral specialists, and hospitals.
                           f) Any restrictions on the member's freedom of choice among network providers;
                           g) Notice to members on both the CONTRACTOR'S internal grievance and appeal processes and HSD's fair hearing process;
                           h) Information on how to obtain services, such as after hours and emergency service, including the 911 telephone system or its local equivalent;
                           i) The member's rights, protections, and responsibilities;
                           j) Information on obtaining care in emergency or urgent conditions;
                           k) Information on accessing behavioral health or other specialty services, including but not limited to EPSDT and family planning services, information regarding the member's rights to self-refer to in-plan and out-of-plan family planning providers; and a female member's right to self-refer to a women's health specialist within the network for covered care



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                                    necessary to provide women's routine and
                                    preventive health care services. This is in addition to the member's designated source of primary care if that source is not a women's health specialist.
                           l) Information on the member's rights to terminate enrollment and the process for voluntarily disenrolling from the plan;
                           m) Other information determined by HSD to be essential during the member's initial contact with the CONTRACTOR;
                           n) The CONTRACTOR'S policy on referrals for specialty care and other benefits not furnished by the member's primary care provider;
                           o)       Information regarding advanced directives.
                           p)       Information on cost sharing if any;
                           q) Additional information upon request, including information on how to obtain the CONTRACTOR'S structure and operation and physician incentive plans.


ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(1).F.III. IS ADDED TO READ AS FOLLOWS:

2.1.(1).F.iii.    The CONTRACTOR shall provide for a second opinion from a
                  qualified health care professional within the network, or arrange for the member to obtain one outside the network if there is not another qualified provider in the network, at no cost to the member.


ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(1).I.I.D). IS AMENDED TO READ AS FOLLOWS:

2.1.(1).I.i.d)    The following information regarding the member's rights of access to and coverage of emergency services shall include:

                           1. The fact that the member has a right to use any hospital or other setting for emergency care;
                           2.       What constitutes emergency medical
                                    condition, emergency services, and post
                                    stabilization services;
                           3. That an emergency condition is a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the individual's health (or with respect to a pregnant woman, the health of a woman or her unborn child) in serious jeopardy, serious impairment to bodily function or serious dysfunction of any bodily organ or part;
                           4. That post stabilization care covers services related to an emergency medical condition, that are provided after the



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                                    member is stabilized in order to maintain
                                    the stabilized condition or, to improve or resolve the member's condition;
                           5. The fact that prior authorization is not required for emergency services in or out of the network with all emergency services reimbursed at least at the Medicaid network rate and that the CONTRACTOR shall not retroactively deny a claim for an emergency screening examination because the condition, which appeared to be an emergency medical condition under the prudent layperson standard (defined above), turned out to be non-emergency in nature;
                           6. The locations of any emergency settings and other locations at which providers and hospital furnish emergency services and post stabilization services furnished under the contract.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(1).I.IV. IS AMENDED TO READ AS FOLLOWS:

2.1.(1).I.iv.     The CONTRACTOR shall provide affected members and/or legal guardians with written updated information within 30 days of the intended effective date of any material change. In addition, the CONTRACTOR must make a good faith effort to give written notice of termination of a contracted provider, within fifteen days after receipt or issuance of termination notice to each who received his or her primary care from, or was seen on a regular basis by, the terminated provider.


ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(1).K. IS AMENDED TO READ AS FOLLOWS:

2.1.(1).K.        The CONTRACTOR shall be required to comply with the MAD
                  regulation 8.305.8.15. on Patient Bill of Rights. The
                  CONTRACTOR shall provide each member with written information, in English or prevalent language, as appropriate, found in the MAD patient Bill of Rights pursuant to MAD 8.305.8.15.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(1).K.II.A IS AMENDED TO READ AS FOLLOWS:

2.1.(1).K.ii.a    Members and, as appropriate, their families and/or legal
                  guardians have a right to participate with practitioners in decision making regarding all aspects of their health care, including development of the course of treatment. The
                  CONTRACTOR'S policy shall contain procedures for obtaining informed consent.


ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(1).K.XI. IS ADDED TO READ AS FOLLOWS:

2.1.(1).K.xi.     Members have a right to be free from any form of restraint or seclusion used as a means of coercion, discipline, convenience or retaliation, as



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                  specified in other federal regulations on the use of
                  restraints and seclusion.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(1).L.II. IS AMENDED TO READ AS FOLLOWS:

2.1.(1).L.ii.     The Consumer Advisory Board shall serve to advise the
                  CONTRACTOR on issues concerning service delivery and quality, member rights and responsibilities, the process for resolving member grievances, and the needs of the groups they represent as they pertain to Medicaid managed care. The Board shall meet on at least a quarterly basis. The CONTRACTOR shall conduct outreach activities in the state's regions to ensure member input. The CONTRACTOR is responsible for keeping a written record of the board meetings.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(1).M.VII IS AMENDED TO READ AS FOLLOWS:

2.1.(1).M.vii.    The CONTRACTOR shall comply with NCQA standards for
                  Utilization Management and follow NCQA timeliness standards for routine, urgent and emergent situations. The decision-making timeframes should accommodate the clinical urgency of the situation and not delay the provision of services to member for lengthy periods of time. These required timeframes are not to be affected by "pend" decisions. A possible extension of up to 14 additional calendar days may apply if:

                  (i)      the member, or the provider, requests extension; or


                  (ii) the CONTRACTOR justifies to HSD a need for additional information and demonstrates how the extension is in the member's interest.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(1).N. IS ADDED TO READ AS FOLLOWS:

A.       Coverage and authorization of services.

         The CONTRACTOR shall do the following:

         (1) Identify, define, and specify the amount, duration, and scope of each service that the CONTRACTOR is required to offer.

         (2) Require that the services identified in paragraph (1) of this section be furnished in an amount, duration, and scope that is no less than the amount, duration, and scope for the same services furnished to beneficiaries under fee-for-service Medicaid as set forth in 42 CFR, Section 440.230.

         (3)      The CONTRACTOR:




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                  (i)      shall ensure that the services are sufficient in
                           amount, duration, or scope to reasonably be expected to achieve the purpose for which the services are furnished.

                  (ii) may not arbitrarily deny or reduce the amount, duration, or scope of a required service solely because of diagnosis, type of illness, or condition of the beneficiary;

                  (iii)    may place appropriate limits on a service -

                           (a) on the basis of criteria applied under HSD, such as medical necessity; or
                           (b) for the purpose of utilization control, provided the services furnished can reasonably be expected to achieve their purpose, as required in paragraph
                                    (A)(3)(i) of this section; and

         (4) The CONTRACTOR shall specify what constitutes "medically necessary services" in a manner that:

                  (i) Is no more restrictive than that used by HSD as indicated in State statutes and regulations, the State Plan, and other State policy and procedures; and

                  (ii) Addresses the extent to which the CONTRACTOR is responsible for covering services related to the following:

                           (a) the prevention, diagnosis, and treatment of health impairments;
                           (b) the ability to achieve age-appropriate growth and development;
                           (c) the ability to attain, maintain, or regain functional capacity.

(B)      Authorization of Services
         For the processing of requests for initial and continuing authorizations of services, the CONTRACTOR must:

         (1) Require that its subcontractors have in place, and follow, written policies and procedures;

         (2) Have in effect mechanisms to ensure consistent application of review criteria for authorization decisions;

         (3)      Consult with the requesting provider when appropriate; and

         (4) Require that any decision to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested, be made by a health care professional who has appropriate



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                  clinical expertise in treating the member's condition or
                  disease, such as the CONTRACTOR'S Medical Director.

(C)      Notice of adverse action.

         The CONTRACTOR must notify the requesting provider, and give the member written notice of any decision by the CONTRACTOR to deny a service authorization request, or to authorize a service in an amount, duration, or scope that is less than requested. The notice must meet the requirement of 42 CFR Section 438.404, except that the notice to the provider need not be in writing.

D.       Compensation for utilization management activities.

         Each contract must provide that, consistent with 42 CFR, Sections 438.6(h) and 422.208, compensation to individuals or entities that conduct utilization management activities is not structured so as to provide incentives for the individual or entity to deny, limit, or discontinue medically necessary services to any member.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(1).N. (DENIALS) IS CHANGED TO
SECTION  2.1.(1).O.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(2).F.VIII. IS AMENDED TO READ AS
FOLLOWS:

2.1.(2).F.viii.   The CONTRACTOR shall have written policies and procedures for conducting member surveys.


ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(2).G.II. IS AMENDED TO READ AS FOLLOWS:

2.1.(2).G.ii.     Ensure that the QI program is applied to the entire range of health services provided through the CONTRACTOR by assuring that all major population groups, care settings, and service types are included in the scope of the review. A major population group is one which represents at least five percent of a CONTRACTOR'S enrollment.


ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(2).J.X. IS ADDED TO READ AS FOLLOWS:

2.1.(2).J.x.      Ensure the delegate takes corrective action if the CONTRACTOR identifies deficiencies.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(2).J.XI. IS ADDED TO READ AS FOLLOWS:



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2.1.(2).J.xi.     Revoke delegation or impose other sanctions if the delegate's performance is inadequate, in accordance with CONTRACTOR'S policy and procedures.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(2).L.IV. IS AMENDED TO READ AS FOLLOWS:

2.1.(2).L.iv.     Follow NCQA guidelines for the conduct of provider
                  satisfaction surveys; cooperate with HSD in conducting provider satisfaction survey, including making available a current, unduplicated provider file(s) available to HSD or its EQRO upon request;

ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(2).M.I. IS AMENDED TO READ AS FOLLOWS:

2.1.(2).M.i.      HSD shall retain the services of an external quality review organization in accordance with the Social Security Act,
                  Section 1902 (a) (30) [C], and the CONTRACTOR shall cooperate fully with that organization and prove to that organization the CONTRACTOR'S adherence to HSD's quality standards as set forth in MAD Policy Section 8.305.8. HSD shall also contract with an external review organization to audit a statistically valid sample of the CONTRACTOR behavioral health UM decisions including authorizations, reductions, terminations and denials. This audit is intended to determine if authorized service levels are appropriate with respect to accepted standards of clinical care. The CONTRACTOR shall cooperate fully with that organization.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(3). IS AMENDED TO READ AS FOLLOWS:

2.1.(3). Disease Management Indicators

         A. Disease Management Programs and Performance Improvement Projects are two of the tools that HSD has chosen to use to measure a CONTRACTOR'S ability to identify problematic areas within its operations and take actions which shall improve its performance in those focus areas. Examples of these include but, are not limited to, administrative functions (telephone response rates), utilization management (timeliness of prior authorizations), access to care, preventive care (improvement of EPSDT screening rates), and care coordination.

         B.       The CONTRACTOR shall:

                  i.       Participate in disease management
                           programs/performance improvement projects annually. HSD will coordinate with CONTRACTOR to select programs that meet the NCQA requirements. Fifty percent of the disease management programs/performance improvement projects shall relate to behavioral health;



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                  ii.      Adhere to timely and accurate collection of baseline
                           project indicator data (physical health, behavioral health, administrative), which shall show the CONTRACTOR'S performance rate for those indicators identified for improvement by HSD;

                  iii. Identify specific interventions that the CONTRACTOR intends to use to improve performance in a given area;

                  iv. Demonstrate improvement in each quality indicator within each calendar year of the contract; and

                  v. Perform subsequent measurement and written assessment of the ongoing effectiveness of named interventions.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(3).C.I. AND II. IS AMENDED TO READ AS
FOLLOWS:

2.1.(3).C.i.      Track, analyze, and report to HSD quarterly, certain
                  indicators identified specific to behavioral or physical health that shall enable HSD to determine potential problems areas within quality of care, access, or service delivery;

2.1.(3).C.ii.     Collect the requested data quarterly, perform analysis on the data for the purpose of determining completeness and validity, and report results to HSD quarterly;

ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(3).D. IS ADDED TO READ AS FOLLOWS:

2.1.(3).D.        PHYSICAL AND BEHAVIORAL HEALTH PERFORMANCE MEASURES FOR FY
                  2004 MCO CONTRACTS.

                  A.       Managed Care Performance Measures:

                  For capitation payments made on or after June 25, 2003, HSD shall withhold one-half of one (0.5) percent of the CONTRACTOR'S payments. The withhold funds shall be released to the CONTRACTOR no sooner than July 1st and no later than July 31st of 2004 only if, in the judgment of HSD, performance targets in the contract are achieved. Withhold funds shall be released to the CONTRACTOR based on the following scoring system for each of the ten performance measures listed below:

                           1.       Dental Access to Care shall be worth 10
                                    points;
                           2.       Child Access to PCP shall be worth 10
                                    points;
                           3.       Diabetes Care shall be worth 10 points;
                           4. Consumer/Family Based Services shall be worth 15 points;



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                           5.       RTC Readmissions shall be worth 10 points;
                           6. Behavioral Health Discharge Follow-up after 7 days shall be worth 5 points;
                           7.       Behavioral Health Discharge Follow-up after
                                    30 days shall be worth 5 points;
                           8.       Provider Payment Timeliness shall be worth
                                    15 points;
                           9. Customer Support Services shall be worth 10 points; and
                           10. Encounter Data Reporting shall be worth 10 points.

                  The percentage of the CONTRACTOR'S withhold funds to be released shall be calculated by summing all earned points, dividing the sum by 100, and converting to a percentage. No partial whole number of points will be assigned if the CONTRACTOR fails to completely meet performance measures described in one through ten above. Points assigned for the performance measures will be all or none (e.g. 15 points or 0 points).

                  To the extent that the following performance measures are not based on HEDIS measures, the parties agree that the measure shall be evaluated based on the standard reports for such measures already submitted to HSD by CONTRACTOR, provided that HSD shall have the right to audit and validate the information or results as reported by CONTRACTOR.

                  For the current contract amendment the CONTRACTOR shall submit HEDIS scores for calendar year 2003 according to the required HEDIS submission schedule for evaluation under this performance measurement section.

         B.       Performance Measures Requirements:

                  The ten performance measures shall be evaluated using the following criteria:

                  1.       DENTAL ACCESS TO CARE:

                           The CONTRACTOR'S members between the ages of four and twenty-one who were continuously enrolled with the CONTRACTOR during the measurement period will have a dental visit during the measurement year, as evidenced by a minimum HEDIS score of 44.00.

                  2.       CHILD ACCESS TO PCP:

                           The CONTRACTOR'S members between the age of twelve months through twenty-four months who are continuously enrolled with the CONTRACTOR during the measurement period, will have a visit with a pediatrician, family physician, or other CONTRACTOR'S




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                           primary care provider during the measurement year, as
                           evidenced by a minimum HEDIS score of 96.00.

                  3.       DIABETES CARE, HbA1c:

                           Diabetic members who are continuously enrolled with the CONTRACTOR during the measurement period will have a glycohemoglobin (HbA1c) blood test during the measurement year, as evidenced by a minimum HEDIS score of 73.72.

                  4.       CONSUMER/FAMILY BASED SERVICES:

                           At least one-half of one (0.5) percent of the Salud! behavioral health expenditures for FY 04 will be expended for non-profit family and/or member controlled/operated organizations. These organizations shall be member-centered and recovery-driven. These organizations shall develop and direct activities that provide support, education and access to services to consumers and families. HSD shall provide the reporting format to the CONTRACTOR. The CONTRACTOR shall report to HSD on a quarterly basis.

                           For all three CONTRACTORS the total minimum expenditure will be $434,166.00 (0.5% of $86,833,000.00).

                           Cimarron's minimum expenditure will be $117,225.00. Lovelace's minimum expenditure will be $104,200.00. Presbyterian's minimum expenditure will be $212,741.00.

                  5.       RTC RE-ADMISSIONS:

                           Nineteen percent or less of the CONTRACTOR'S members who are discharged from a residential treatment center (RTC) will be readmitted to the same level of care or a higher level of care within thirty days of discharge from the RTC.

                  6.       BEHAVIORAL HEALTH DISCHARGE FOLLOW-UP:

                           The CONTRACTOR'S members who are discharged from an acute psychiatric hospital setting will receive follow-up care within seven days of discharge as evidenced by a minimum HEDIS score of 34.56.

                  7.       BEHAVIORAL HEALTH DISCHARGE FOLLOW-UP:



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                           The CONTRACTOR'S members who are discharged from an
                           acute psychiatric hospital setting will receive follow-up care within thirty days of discharge as evidenced by a minimum HEDIS score of 57.25.

                  8.       PROVIDER PAYMENT TIMELINESS:

                           The CONTRACTOR shall pay ninety percent of all clean claims for physical and behavioral health within thirty days and ninety-nine percent of all physical and behavioral health clean claims within ninety days.

                  9.       CUSTOMER SUPPORT SERVICES:

                           a. Ninety percent of the CONTRACTOR'S member services calls shall be answered within thirty seconds or less based on the reported average.

                           b. The CONTRACTOR shall conduct a Consumer Advisory Board meeting on a quarterly basis.

                  10.      ENCOUNTER DATA REPORTING:

                           The CONTRACTOR shall submit 100 percent of all required encounter data on a timely basis for submissions and necessary re-submissions as set forth in the contract, 2.12.(5).B. The submissions and required re-submissions shall have an error rate of five percent or less for at least seventy-five percent of the files.

         C.       Retention and Release of Withhold Funds:

                  1. The retention of funds withheld shall be accomplished as follows:

                           A. The CONTRACTOR shall place all funds to be withheld by HSD, under part A. (Managed Care Performance Measures) of this section, in a separate account and shall provide to HSD a monthly statement of the account in order to verify that the withheld funds are being maintained during the period of time specified in this contract.

                  2. The release of the funds withheld shall be made as follows:

                           A. The funds in the withheld funds account shall be released for use by the CONTRACTOR only after HSD has submitted in writing that, in HSD's judgment, the performance targets in the contract have been achieved for the period of time specified in the contract. HSD shall provide written confirmation no sooner than July 1st and no later than July 31st of 2004.

                  3. The release of funds withheld shall be calculated as follows:

                           A. The difference between the total FY 2004 capitation payments to the CONTRACTOR as of June 30, 2004 divided by 0.995 (99.5 percent) and the total FY 2004 capitation payments to the MCO as of June 30, 2004.

                           B.       The difference calculated shall be
                                    multiplied by the percentage determined in Section A., Managed Care Withhold, above.

         D.       Challenge Pool Funding:

                  If the CONTRACTOR fails to earn any portion of its withheld funds, these funds will immediately be placed in a challenge pool. The challenge pool funds will be paid based upon the performance across the average of the two HEDIS 2004 Use of Services measurements.

                  A. Challenge Pool Measurement. For purposes of the challenge pool funds, the percentage of the CONTRACTOR'S qualifying members meeting each target measurement will be weighted together pursuant to the following:

                      1. HEDIS WELL-CHILD VISITS IN THE THIRD, FOURTH, FIFTH, AND SIXTH YEAR OF LIFE.

                                    As annually reported to HSD, the percentage of members who were three, four, five, or six years old during the measurement year, who were continuously enrolled with the CONTRACTOR during the measurement year, and who received at least one primary care provider visit.
                                    a.       For this measurement, the
                                             CONTRACTOR shall determine
                                             continuous enrollment for a member
                                             pursuant to the HEDIS technical
                                             specifications.
                                    b.       The CONTRACTOR shall determine a
                                             primary care provider visit
                                             pursuant to the HEDIS technical
                                             specifications for administrative
                                             or hybrid methods.

                      2.            HEDIS ADOLESCENT WELL-CHILD VISIT.

                                    As annually reported to HSD, the year's
                                    percentage of members who were twelve
                                    through twenty-one years old
                                    during the measurement year, who were
                                    continuously enrolled with the CONTRACTOR during the measurement year, and who received at least one primary care provider visit.
                                    a.       For this measurement, the
                                             CONTRACTOR shall determine
                                             continuous enrollment for a member
                                             pursuant to the HEDIS technical
                                             specifications.
                                    b.       The CONTRACTOR shall determine a
                                             primary care provider visit
                                             pursuant to the HEDIS technical
                                             specifications for administrative
                                             or hybrid methods.

                  3. For the purpose of weighting together the Use of Service measurements, a CONTRACTOR who does not submit data to HSD for either of the two target HEDIS measurements above shall receive a zero score for any unreported HEDIS target measurement.

         B.       Challenge Pool Payments

                  1. A CONTRACTOR that earns all withhold funds described in Section A shall not be eligible for any Challenge Pool payment.

                  2. The CONTRACTOR with the highest overall average of two HEDIS 2004 measurements during the measurement year will have released an amount that does not exceed one hundred percent of the funds withheld from the CONTRACTOR.

                  3. All other CONTRACTORS will have returned a percentage of their withheld funds not already returned calculated as: the CONTRACTOR'S average performance divided by the highest CONTRACTOR average performance, times the amount of the CONTRACTOR'S withheld funds that were not earned under Section A.

     E. Tracking Measures That Are Not Subject to the Managed Care Withhold or Challenge Pool:

                  The following measures are not subject to the managed care withhold or challenge pool and shall be reported to HSD:

                  1.       CERVICAL CANCER SCREENING:

                           Female members aged twenty-one to sixty-four who were continuously enrolled with the CONTRACTOR during the measurement year will receive one or more Pap tests during the measurement year or the two years prior to the measurement year as evidenced by HEDIS reported data.

                  2.       DISTRIBUTION OF BEHAVIORAL HEALTH PROVIDERS:

                           As demonstrated by a quarterly geo-access report, ninety percent of CONTRACTOR members in urban areas will have access to a licensed behavioral health provider within thirty miles. Ninety percent of CONTRACTOR members in rural areas will have access to a licensed behavioral health provider within sixty miles. Ninety percent of CONTRACTOR members in frontier areas will have access to a licensed behavioral health provider within ninety miles. The behavioral health provider must be in active practice. Telemedicine and circuit-riders can be utilized to fulfill this requirement. Compliance shall be averaged over a six-month measurement period.

                  3.       BEHAVIORAL HEALTH PENETRATION RATE:

                           The penetration rates for the following populations shall be determined according to HEDIS methodology, using appropriate encounter data:

                           a.       CONTRACTOR members up to the age of
                                    twenty-one who are continuously enrolled during the measurement year, there will be a behavioral health penetration rate of at least 7.7 percent.

                           b. CONTRACTOR members ages nineteen through twenty who are continuous enrolled during the measurement year, there will be a behavioral health penetration rate of at least 10.5 percent.

                  4.       COMMUNITY BASED BEHAVIORAL HEALTH SERVICES:

                           The CONTRACTOR shall increase its expenditures on the following community based services by a total of ten percent:

                           Assertive Community Treatment (ACT);
                           Behavior Management Services (BMS);
                           Case Management for children and adults (CM); Non-Emergency Room Crisis Services;
                           Home Based Services;
                           Intensive Outpatient Services (IOP);
                           Psychosocial Rehabilitation Services (PSR);
                           Respite Services for children/adolescents and adults;

                           Shelter Care Services for children/adolescents; Transitional Living Services for children/adolescents and adults;
                           Day Treatment Program (DTP); and
                           Multi-Systemic Therapy (MST).

                           HSD shall provide a reporting format to the CONTRACTOR. The CONTRACTOR shall report to HSD on a quarterly basis using this format.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(4).C. IS AMENDED TO READ AS FOLLOWS:

2.1.(4).C.        The CONTRACTOR shall meet time and distance standards for PCPs and pharmacies as determined by HSD or as described in MAD
                  Policy 8.305.8.18. The CONTRACTOR shall have systems to track and report this data and such data shall be available to HSD upon request.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(4).D. IS AMENDED TO READ AS FOLLOWS:

2.1.(4).D.        The CONTRACTOR shall meet provider appointment and pharmacy in-person prescription fill time standards as described in MAD
                  Policy 8.305.8.18; shall approve or deny requests for DME within seven (7) working days of the initial request. Members shall be able to obtain prescribed medical supplies and non-specialized DME within 24 hours, when needed on an urgent basis. All new, customized, made-to-measure equipment shall be delivered within 150 days of the request date. All repairs or modifications shall be delivered within 60 days of the request date.


ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(4).E.I. IS AMENDED TO READ AS FOLLOWS:

2.1.(4).E.i.      Routine and non-specialized supplies

                  The CONTRACTOR shall:
                  a) Ensure supplies are delivered consistent with clinical need;
                  b) Have an emergency response plan for medical equipment or supplies needed on an emergent basis;
                  c) Ensure that members and/or their family receive adequate instruction on use of the supplies or equipment;
                  d) Be able to deliver the transportation benefit statewide;
                  e) Have a sufficient transportation network available to meet the transportation needs of members. This includes requiring an appropriate number of handivans for members who are wheelchair or ventilator-dependent or have other equipment needs;
                  f) Require that all transportation vehicles be equipped with a communication device for use in case of an emergency;

                  g) Have CPR certified drivers to transport members whose clinical needs dictate.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(4).I IS ADDED TO READ AS FOLLOWS:

2.1.(4).I         The CONTRACTOR shall meet and require its providers to meet
                  State standards for timely access to care and services, taking into account the urgency of the need for services; establish mechanisms to ensure compliance by providers; monitor providers regularly to determine compliance; and take corrective action if there is a failure to comply.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(6).A.III IS AMENDED TO READ AS FOLLOWS:

2.1.(6).A.iii     Develop and implement written policies and procedures, which govern how members with multiple and complex special physical, and behavioral health care needs shall be identified.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(6).A.IV. IS AMENDED TO READ AS FOLLOWS:

2.1.(6).A.iv      Develop and implement written policies and procedures,
                  governing how care coordination shall be provided for members with special health care needs. A member or family shall have a right to refuse care coordination or case management.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.1.(6).B.VII IS AMENDED TO READ AS FOLLOWS:

2.1.(6).B.vii     Coordination of Services with Children, Youth and Families
                  Department (CYFD). The CONTRACTOR shall have written policies and procedures requiring coordination with the CYFD Protective
                  Services and Juvenile Justice Divisions to ensure that members receive medically necessary services regardless of the member's custody status. These policies and procedures shall specifically address compliance with the current New Mexico
                  Children's Code. If Child Protective Services (CPS), Juvenile
                  Justice or Adult Protective Services (APS) has an open case on a member, the CYFD social worker or Juvenile Probation Officer assigned to the case shall be involved in the assessment and planning for the course of treatment, including decisions regarding the provision of services for the member. The
                  CONTRACTOR shall designate a single contact point for these cases.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.1.(7).B. IS AMENDED TO READ AS FOLLOWS:

2.1.(7).B.        Subsequent Change in PCP Initiated by Member. Members may
                  initiate a PCP change at any time, for any reason. The request can be made in writing or by telephone. If a request is made by the 20th of a month it becomes effective as of the first of the following month. If a request is made after the 20th of the month the change becomes effective the first of the month after the following month.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.2.(3).A.IV. IS AMENDED TO READ AS FOLLOWS:

2.2.(3.).A.       HSD shall determine eligibility for enrollment in the managed care program. All Medicaid eligible members are required to participate in the Medicaid managed care program except for the following:

                  iv.      Members participating in the Health Insurance Premium
                           (HIPP) Program or the Breast and Cervical Cancer
                           (BCC) Medicaid Program.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.2.(5).B. IS AMENDED TO READ AS FOLLOWS:

2.2.(5).B.        Hospitalized Members
                  A member who is hospitalized in a general acute-care, rehabilitation or freestanding psychiatric hospital at the time he/she first enrolls with the CONTRACTOR may enroll with the CONTRACTOR. However, the CONTRACTOR shall not be responsible for the costs of such hospitalization, except newborns born to a member mother, until the member is discharged from the hospital or there is a change in the level of care. Instead, HSD shall pay the appropriate provider(s) on a fee-for-service basis for all provider-submitted claims related to a member who is hospitalized in a general acute care, rehabilitation or freestanding psychiatric hospital at the time such member enrolls with the CONTRACTOR, until such time as the member is discharged from the hospital.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.2.(5).C. IS AMENDED TO READ AS FOLLOWS:

2.2.(5).C.        Members in Placement in Residential Treatment Centers
                  If a child or adolescent becomes Medicaid eligible or enrolls with the CONTRACTOR while residing in an accredited or non-accredited residential treatment center, he or she shall be immediately eligible for enrollment and the CONTRACTOR shall assume financial responsibility for the member as of the effective date of enrollment.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.2.(5).D. IS AMENDED TO READ AS FOLLOWS:

2.2.(5).D.        Members in Treatment Foster Care Placements
                  If a child or adolescent was residing in a treatment foster care placement at the time managed care enrollment began, they shall be exempt from enrolling in an MCO until he or she is discharged from treatment foster care.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.2.(6). IS AMENDED TO READ AS FOLLOWS:

2.2.(6).          Enrollment Process for Members

                  Current members may request a change in MCOs during the first ninety (90) days of a twelve (12) month enrollment period.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.2.(6).C. IS AMENDED TO READ AS FOLLOWS:

2.2.(6).C.        Member Switch and Loss of Medicaid Eligibility
                  A current CONTRACTOR  member has the opportunity to change
                  CONTRACTORS during the first ninety (90) days of a twelve (12) month period. HSD shall notify the CONTRACTOR members of their opportunity to select a new CONTRACTOR provider. A member is limited to one ninety day switch period per CONTRACTOR. After exercising the switching rights, and returning to a previously selected CONTRACTOR, the member shall remain with the CONTRACTOR until his/her twelve (12) month lock-in period expires before being permitted to switch CONTRACTORS.

                  If a member loses Medicaid eligibility for a period of two months or less, he/she will be automatically reenrolled with the former CONTRACTOR. If the member misses the annual disenrollment opportunity during this two month time, he/she may request to be assigned to another CONTRACTOR.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.2.(6).E.II. IS AMENDED TO READ AS FOLLOWS:

2.2.(6).E.ii      The CONTRACTOR shall develop a detailed plan for the
                  transition of an individual member, which includes member and provider education about the CONTRACTOR, and the CONTRACTOR process to assure any existing courses of treatment are revised as necessary;

ARTICLE 2 (SCOPE OF WORK) SECTION 2.2.(6).E.X. IS AMENDED TO READ AS FOLLOWS:

2.2.(6).E.x.      The CONTRACTOR is responsible for payment of all inpatient services provided by a general acute-care, rehabilitation or freestanding psychiatric hospital until discharge from the hospital or transfer to a different level of care, if the member is hospitalized in such a facility at the time the member becomes exempt or switches enrollment;

ARTICLE 2 (SCOPE OF WORK) SECTION 2.2.(6).E.XI. IS AMENDED TO READ AS FOLLOWS:

2.2.(6).E.xi.     The CONTRACTOR is responsible for payment until disenrollment or switch enrollment, if an enrolled member is placed in a residential treatment center or treatment foster care, or is admitted to a nursing facility or intermediate care facility for the mentally retarded as a long term or permanent placement; and

ARTICLE 2 (SCOPE OF WORK), SECTION 2.2.(7).A.IV. IS AMENDED TO READ AS FOLLOWS:

2.2.(7).A.iv.     The CONTRACTOR shall not request disenrollment because of an adverse change in the member's health status, or because of the member's utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from his or her special needs (except when his or her continued enrollment with the CONTRACTOR seriously impairs the CONTRACTOR'S ability to furnish services to either this particular member or other members). The CONTRACTOR shall provide adequate documentation that the CONTRACTOR'S request for termination is proper;

ARTICLE 2 (SCOPE OF WORK), SECTION 2.2.(7).B. IS AMENDED TO READ AS FOLLOWS:

2.2.(7).B.        Member Initiated Disenrollment
                  1.       A member who is required to participate in managed
                           care may request to be disenrolled from the CONTRACTOR "for cause" at anytime, even during a lock-in period. The following are causes for disenrollment:
                           i. The member moves out of the Contractor's service area.
                           ii. The CONTRACTOR does not, because of moral or religious objections, cover the service the member seeks.
                           iii. The member needs related services (for example, a caesarian section and a tubal ligation) to be performed at the same time and there is no network provider able to do this and another provider determines that receiving the services separately would subject the member to unnecessary risk.
                           iv. Other reasons, including but not limited to, poor quality of care, lack of access to services covered under the contract, or lack of access to providers experienced in dealing with the member's health care needs.
                  2.       This request shall be submitted in writing to HSD for
                           review. HSD shall complete the review and furnish a written decision to the member and the CONTRACTOR. The effective date of an approved disenrollment must be no later than the first day of the second month following the month in which the member files the request. If HSD fails to make the determination within this timeframe, the disenrollment is considered approved. A member who is denied disenrollment shall have access to the State fair hearing process.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.2.(7).D. IS ADDED TO READ AS FOLLOWS:

2.2.(7).D         Retroactive Reenrollment
                  A member who is no longer enrolled with the CONTRACTOR, whether in error or otherwise, shall not be retroactively reenrolled by the CONTRACTOR unless HSD submits its request for re-enrollment to the CONTRACTOR within 30 days of the date the CONTRACTOR received enrollment data from HSD indicating that the member was no longer enrolled with the CONTRACTOR or eligible for Medicaid Managed Care provided however that nothing in this section shall restrict the appropriate enrollment of newborns in accordance with the provision of 2.2.(5).A. The CONTRACTOR may not be obligated to accept retroactive reenrollment.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.3, IS AMENDED TO READ AS FOLLOWS:

2.3 The CONTRACTOR shall establish and maintain a comprehensive network of providers capable of serving all members who enroll in the MCO. Pursuant to Section 1932(b)(7) of the Social Security Act, the CONTRACTOR shall not discriminate against providers that serve high-risk populations or specialize in conditions that require costly treatment, and with respect to participation, reimbursement, or indemnification for any provider acting within the scope of that provider's license or certification under applicable state law solely on the basis of the provider's license or certification. In addition, the CONTRACTOR shall not discriminate against providers with respect to participation, reimbursement, or indemnification for any provider acting within the scope of that provider's license or certification under applicable state law solely on the basis of the provider's license or certification. If the CONTRACTOR declines to include individual or groups of providers in its network, it must give the affected providers written notice of the reason for its decision. The CONTRACTOR shall not be required to contract with providers beyond the number necessary to meet the needs of its members. The CONTRACTOR shall be allowed to use different reimbursement amounts for different specialties or for different practitioners in the same specialty. The CONTRACTOR shall be allowed to establish measures that are designed to maintain quality of services and control of costs and are consistent with its responsibility to members.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.3(1).C IS ADDED TO READ AS FOLLOWS:

2.3.(1).C.        The CONTRACTOR, in establishing and maintaining the network of appropriate providers, shall consider its:

                  i.       Anticipated Medicaid enrollment;

                  ii. Expected utilization of services, taking into consideration the characteristics and health care needs of specific Medicaid populations represented in the CONTRACTOR'S population;

                  iii. Numbers and types (in terms of training, experience, and specialization) of providers required to furnish the contracted Medicaid services;

                  iv. Numbers of network providers who are not accepting new Medicaid patients; and

                  v. Geographic location of providers and Medicaid members, considering distance, travel time, the means of transportation ordinarily used by Medicaid member, and whether the location provides physical access for Medicaid members with disabilities.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.3.(1).D. IS ADDED TO READ AS FOLLOWS:

2.3.(1).D         The CONTRACTOR shall ensure that the network providers offer hours of operation that are no less than the hours of operation offered to commercial enrollees or comparable to Medicaid fee-for-service, if the provider serves only Medicaid enrollees.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.3.(11).A. IS AMENDED TO READ AS FOLLOWS:

2.3.(11).A.       The CONTRACTOR shall contract with public health providers for services as described in Section MAD 8.305.6.15 and those defined as public health services under State law, NMSA 1978 ss.ss. 24-1-1, et. seq.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.3.(16).B IS AMENDED TO READ AS FOLLOWS:

2.3.(16).B.       The CONTRACTOR shall give each member, including adolescents, the opportunity to use his or her own primary care provider or go to any family planning center for family planning services without requiring a referral. Each female member shall also have the right to self-refer to a women's health specialist within the network for covered care necessary to provide women's routine and preventive health care services. This is in addition to the member's designated source of primary care if that source is not a women's health specialist. Clinics and providers, including those funded by Title X of the Public
                  Health Service Act, shall be reimbursed by the CONTRACTOR for all family planning services regardless of whether they are a participating or non-participating provider. Unless otherwise negotiated, the CONTRACTOR shall reimburse providers of family planning services at the Medicaid rate.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.3.(17).A.III. IS AMENDED TO READ AS FOLLOWS:

2.3.(17).A.iii.   Build a statewide behavioral health provider network that
                  ensures access to all levels of behavioral health services, across a continuum from the most to the least restrictive setting. The network shall be sufficient to ensure that the standards in MAD Policy 8.305 for access to care providers who want to refer members for behavioral health care and vice versa;

ARTICLE 2 (SCOPE OF WORK), SECTION 2.3.(17).B.II. IS AMENDED TO READ AS FOLLOWS:

2.3.(17).B.ii     The CONTRACTOR shall provide care coordination for members with multiple and complex special physical, mental, neurobiological, emotional and/or behavioral health care needs on an as needed basis, depending upon the clinical profile of the member. The CONTRACTOR shall have written policies and procedures, which govern how members with these multiple and complex needs shall be identified and how these specific care coordination services shall be provided.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.3.(17).C IS AMENDED TO READ AS FOLLOWS:

2.3.(17).C        The CONTRACTOR shall provide care coordination for members with multiple and complex special physical, mental, neurobiological, emotional and/or behavioral health care needs on an as needed basis, depending upon the clinical profile of the member. The CONTRACTOR shall have written policies and procedures, which govern how members with these multiple and complex needs shall be identified and how these specific care coordination services shall be provided.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.3.(20). IS AMENDED TO READ AS FOLLOWS:

2.3.(20)          Recredentialing

                  The CONTRACTOR shall formally recredential its network providers at least every three years.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.4.(1). IS AMENDED TO READ AS FOLLOWS:

2.4.(1).          Inpatient Hospital Services

                  The benefit package includes hospital inpatient acute care, procedures, and services asset forth in MAD Program Manual section MAD-721, HOSPITAL SERVICES. The CONTRACTOR shall comply with the maternity length of stay in the Health Insurance Portability and Accounting Act of 1996. Coverage for a hospital stay following a normal vaginal delivery may generally not be limited to less than 48 hours for both the mother and newborn child. Health coverage for a hospital stay in connection with childbirth following a cesarean section may generally not be limited to less than 96 hours for both mother and newborn child.

ARTICLE 2, (SCOPE OF WORK), SECTION 2.4.(5).A. IS AMENDED TO READ AS FOLLOWS:

2.4.(5).A.        The benefit package includes emergency and poststabilization care services. Emergency services are covered inpatient and outpatient services that are furnished by a provider that is qualified to furnish these services and are needed to evaluate or stabilize an emergency condition. An emergency condition shall meet the definition of emergency as per NMAC
                  8.305.1.7.V. Emergency services shall be provided in accordance with NMAC 8.305.7.11F. Poststabilization care services are covered services related to an emergency condition that are provided after a patient is stabilized in order to maintain the stabilized condition or to improve or resolve the patient's condition, such that within reasonable medical probability, no material deterioration of the patient's condition is likely to result from or occur during discharge of the patient or transfer of the patient to another facility.

ARTICLE 2, (SCOPE OF WORK), SECTION 2.4.(5).B.III. IS AMENDED TO READ AS
FOLLOWS:

2.4.(5).B.iii.    The CONTRACTOR is required to pay for all emergency and
                  poststabilization care services that are medically necessary until the emergency condition is stabilized and maintained.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.4.(23). IS AMENDED TO READ AS FOLLOWS:

2.4.(23).         Reproductive Health Services
                  The benefit package includes reproductive health services as set forth in MAD Program Policy, Section 762, REPRODUCTIVE
                  HEALTH SERVICES. The CONTRACTOR shall provide Medicaid members with sufficient information to allow them to make informed choices including: the types of family planning services available; the member's right to access these services in a timely and confidential manner; and the freedom to choose a qualified family planning provider who participates in the CONTRACTOR network or from a provider who does not participate in the CONTRACTOR network. A female member shall have the right to self-refer to a women's health specialist within the network for covered care necessary to provide women's routine and preventive health care services. This is in addition to the member's designated source of primary care if that source is not a women's health specialist.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.4.(28) IS AMENDED TO READ AS FOLLOWS:

2.4.(28).A.       The benefit package includes prevention, screening,
                  diagnostics, ameliorative services, and other medically necessary behavioral health care and substance abuse treatment or services for Medicaid members under twenty-one (21) years of age whose need for behavioral health services is identified during an Early and Periodic Screening, Diagnostic, and Treatment (EPSDT) screen.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.4.(31).A. IS AMENDED TO ADD AS FOLLOWS:

2.4.(31).A.       The CONTRACTOR shall implement written policies and
                  procedures with respect to advance directives. The CONTRACTOR shall provide adult members with written information on advance directives policies to include a description of applicable state law. The information must reflect changes in State law as soon as possible, but no later than 90 days after effective date of the change.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.5.(1). IS AMENDED TO READ AS FOLLOWS:

2.5.(1). The CONTRACTOR shall develop and implement a Cultural Competency/Sensitivity Plan, through which the CONTRACTOR shall ensure that it provides, both directly and through its health care providers and subcontractors, culturally competent services to its SALUD! members. The CONTRACTOR shall participate with the State's efforts to promote the delivery of services in a culturally competent manner to all members, including those with limited English proficiency and diverse cultural ethnic backgrounds.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.5.(2).B.I IS AMENDED TO READ AS FOLLOWS:

2.5.(2).B.i       Incorporate cultural competence into utilization management, quality improvement and planning for the course of treatment.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.6 IS AMENDED IN ITS ENTIRETY TO READ AS
FOLLOWS:

2.6.              INDIVIDUALS WITH SPECIAL HEALTH CARE NEEDS

2.6.(1)           General Requirements

                  Individuals with special health care needs have ongoing health conditions, high or complex service utilization, and low to severe functional limitations. The primary purpose of the definition is to identify these individuals so that the CONTRACTOR can facilitate access to appropriate services. The definition also allows for a flexible targeting of individuals based on clinical justification and discontinuing targeted efforts when such efforts are no longer needed.

2.6.(1).A.        CONTRACTOR Requirements:

                  i. The CONTRACTOR shall produce a special handbook or create an insert to include in its member services handbook a description of providers and programs available to individuals with special health care needs.
                  ii. The CONTRACTOR shall identify from among its members individuals with special health care needs, using the criteria for identification and information provided by the state to the MCO.

2.6.(1).B.        The CONTRACTOR shall work with HSD to develop and implement written policies and procedures which govern how members with multiple and complex physical and behavioral health care needs shall be identified. The CONTRACTOR shall have an internal operational process, in accordance with policy and procedure, to target members for the purpose of applying stratification criteria to identify individuals with special health care needs.

2.6.(1).C.        SALUD! Enrollment for Individuals with Special Health Care
                  Needs

                  The CONTRACTOR shall have written policies and procedures to facilitate a smooth transition of a member to another CONTRACTOR, when a member chooses and is approved to switch to another CONTRACTOR.

2.6.(2)           Information and Education for Individuals with Special Health
                  Care Needs

2.6.(2)A.         The CONTRACTOR shall develop and distribute, as appropriate, information and materials specific to the needs of individuals with special health care needs, and, in the case of children with special health care needs, their caregivers. This includes information, such as a list of items and services that are in the SALUD! benefit package and those that are carved out, how to plan for and arrange transportation, how to access behavioral health care without going through the PCP, how to present for care in an emergency room unfamiliar with the individual's special health care needs, and the availability of a care coordinator. This information could be included in a special member handbook on individuals with special needs or in an insert to the member handbook.

2.6.(2).B.        The CONTRACTOR shall make available health education programs to assist individuals with special health care needs, and, in the case of children with special health care needs, the caregiver(s), in understanding how to cope with the day-to-day stress of living with the limitation or providing care.

2.6.(2).C.        The CONTRACTOR shall provide a list of key CONTRACTOR resource people and their phone numbers.

2.6.(2).D.        The CONTRACTOR shall designate a single entity that can be called for information during the enrollment process and after becoming a member.

2.6.(3). Choice of Specialist as Primary Care Provider (PCP) for Individuals with Special Health Care Needs

                  The CONTRACTOR shall develop and implement written policies and procedures governing the process for member selection of a PCP, including the right to choose a specialist as a PCP, if warranted and agreed upon by the specialist provider.

2.6.(4).          Specialty Providers for Individuals with Special Health Care
                  Needs

                  The CONTRACTOR shall have policies and procedures in place to allow direct access to necessary specialty care, consistent with SALUD! access appointment standards for clinical urgency.

2.6.(5).          Transportation for Individuals with Special Health Care Needs

2.6.(5).A.        The CONTRACTOR shall have written policies and procedures in place to ensure that the appropriate level of transportation is arranged based on the individual's clinical condition.

2.6.(5).B.        The CONTRACTOR shall have past member and service data
                  available at the time services are requested to expedite appropriate arrangements.

2.6.(5).C.        The CONTRACTOR shall ensure that CPR-certified drivers
                  transport individuals with special health care needs whose clinical need dictates.

2.6.(5).D         The CONTRACTOR shall have written policies and procedures to ensure that transportation mode is clinically appropriate, including access to non-emergency ground ambulance carriers.

2.6.(5).E.        The CONTRACTOR shall develop and implement written policies and procedures to ensure that individuals can access and receive authorization for needed transportation services under certain unusual circumstances without the usual advance notification.

2.6.(5).F.        The CONTRACTOR shall develop and implement a written policy regarding the transportation of minors if a parent or legal guardian shall not be in attendance to ensure the minor's safety.

2.6.(5).G.        The CONTRACTOR shall distribute clear and detailed written information to individuals with special health care needs and, if needed, their caregivers on how to obtain transportation services and also make this information available to network providers.

2.6.(6).          Care Coordination for Individuals with Special Needs

2.6.(6).A.        The CONTRACTOR shall have an internal operational process, in accordance with policy and procedure, to target Medicaid members for purposes of applying stratification criteria to identify those who are potential Individuals with Special
                  Health Care Needs. The CONTRACTOR will provide HSD with the applicable policy and procedure describing the targeting and stratification process.

2.6.(6).B.        The CONTRACTOR shall have written policies and procedures for accessing the need for care coordination.

2.6.(6).C.        The CONTRACTOR shall have written policies and procedures for educating individuals with special health care needs and, in the case of children with special health care needs, parent(s), legal guardians, that care coordination is available and when it may be appropriate to their needs.

2.6.(6).D.        The CONTRACTOR shall have written policies and procedures for educating providers about the availability of care coordination, its value as a resource in caring for individuals with special health care needs, and how to access it.

2.6.(7). Emergency, Inpatient and Outpatient Ambulatory Surgery Hospital Requirements for Individuals with Special Health Care Needs

2.6.(7).A.        The CONTRACTOR shall develop and implement written policies and procedures for educating individuals with special care needs, and with complicated clinical histories, and their caregivers, on how to utilize emergency room care, including what clinical history to present when emergency care or inpatient admission are needed.

2.6.(7).B         The CONTRACTOR shall develop and implement written policies and procedures governing how coordination with the PCP and hospitalists shall occur when an individual with a special health care need is hospitalized.

2.6.(7).C         The CONTRACTOR shall develop and implement written policies and procedures to ensure that the ER physician has access to the individual's medical history.

2.6.(7).D.        The CONTRACTOR shall develop and implement written policies and procedures for obtaining any necessary referrals from PCPs for hospitals that require in-house staff to examine or treat individuals having outpatient or ambulatory surgical procedures performed.

2.6.(8) Rehabilitation Therapy Services (Physical, Occupational, Speech Therapy) for Individuals with Special Health Care Needs

2.6.(8).A.        The CONTRACTOR shall develop and implement therapy clinical practice guidelines specific to the chronic or long term conditions of their individuals with special health care needs population, based on Medicaid managed care policy on medical necessity.

2.6.(8).B.        The CONTRACTOR shall be informed about and coordinate with other therapy services being delivered by: Special
                  Rehabilitation Services, the Home and Community Based Waiver
                  programs or by the schools to avoid unnecessary duplication.

2.6.(8).C.        The CONTRACTOR shall involve families of members, physicians and therapy providers to identify issues that should be addressed in developing the new criteria.

2.6.(8).D.        The CONTRACTOR shall develop and implement utilization prior approval and continued stay criteria, including timeframes, that are appropriate to the chronicity of the member 's status and anticipated development process.

2.6.(9). Durable Medical Equipment (DME) and Supplies for Individuals with Special Health Care Needs

2.6.(9).A.        Subject to any requirements to procure a physician's order to provide supplies to members, the CONTRACTOR shall develop and implement a process to permit members utilizing supplies on an ongoing basis to submit a list of supplies monthly. The
                  CONTRACTOR shall contact the member or the member's legal guardian when requested supplies cannot be delivered (require back-ordering, etc.) and make other arrangements, consistent with clinical need.

2.6.(9).B.        The CONTRACTOR shall develop and implement a system for
                  monitoring compliance with standards for DME and medical supplies, and instituting corrective action, if the provider is out of compliance.

2.6.(9).C.        The CONTRACTOR shall have an emergency response plan for DME and medical supplies needed on an emergent basis.

2.6.(10).         Clinical Practice Guidelines for Provision of Care to
                  Individuals with Special Health Care Needs

                  The CONTRACTOR shall develop clinical practice guidelines, practice parameters and/or other specific criteria that consider the needs of individuals with special health care needs and provide guidance in the provision of acute and chronic medical and behavioral health care services to this population. The guidelines should be professionally accepted standards of practice and national guidelines.

2.6.(11).         Utilization Management (UM) for Services to Individuals with
                  Special Health Care Needs

                  The CONTRACTOR shall develop written policies and procedures to exclude from prior authorization any item or service in the course of treatment, and/or extend the authorization periodicity, for services provided for a chronic condition. There should be a process for review and periodic update of the course of treatment, as indicated.

2.6.(12).         Consumer Surveys Specific to Individuals with Special Health
                  Care Needs

                  The CONTRACTOR shall add questions about individuals with special health care needs to the most current HEDIS CAHPS survey.

2.6.(13).         Individuals with Special Health Care Needs Performance
                  Improvement Project

                  The CONTRACTOR shall perform a performance improvement project specific to individuals with special health care needs.

ARTICLE 2 (SCOPE OF WORK), SECTION 2.9 IS AMENDED IN ITS ENTIRETY TO READ AS
FOLLOWS:

2.9      GRIEVANCE SYSTEM

         The CONTRACTOR shall have a grievance system in place for members that includes a grievance process related to dissatisfaction, and an appeals process related to a CONTRACTOR action, including the opportunity to request an HSD fair hearing.

         A grievance is a member's expression of dissatisfaction about any matter or aspect of the CONTRACTOR or its operation other than a CONTRACTOR action.

         An appeal is a request for review by the CONTRACTOR of a CONTRACTOR action. An action is the denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension, or termination of a previously authorized service; the denial, in whole or in part, of payment for a service; or the failure to provide services in a timely manner. An untimely service authorization constitutes a denial and is thus considered an action.

         The member, legal guardian of the member for minors or incapacitated adults, or a representative of the member as designated in writing to the CONTRACTOR, has the right to file a grievance or an appeal of a CONTRACTOR action on behalf of the member. A provider acting on behalf of the member and with the member's written consent, may file a grievance and/or an appeal of a CONTRACTOR action.

         General Requirements for Grievance & Appeals
         1. The CONTRACTOR shall implement written policies and procedures describing how the member may register a grievance or an appeal with the CONTRACTOR and how the CONTRACTOR resolves the grievance or appeal.

         2. The CONTRACTOR shall provide a copy of its policies and procedures for resolution of a grievance and/or an appeal to all service providers in the CONTRACTOR'S network.

         3. The CONTRACTOR shall have available reasonable assistance in completing forms and taking other procedural steps. This includes, but is not limited to, providing interpreter services and toll-free numbers that have adequate TTY/TTD and interpreter capability.

         4. The CONTRACTOR shall name a specific individual(s) designated as the CONTRACTOR'S Medicaid member grievance coordinator with the authority to administer the policies and procedures for resolution of a grievance and/or an appeal, to review patterns/trends in grievances and/or appeals, and to initiate corrective action.

         5. The CONTRACTOR shall ensure that the individuals who make decisions on grievances and/or appeals are not involved in any previous level of review or decision-making. The CONTRACTOR shall also ensure that health care professionals with appropriate clinical expertise will make decisions for the following:
                  a) An appeal of a CONTRACTOR denial that is based on lack of medical necessity;
                  b) A CONTRACTOR denial that is upheld in an expedited resolution;
                  c)   A grievance or appeal that involves clinical issues.

         6. Upon enrollment, the CONTRACTOR shall provide members, at no cost, with a member information sheet or handbook that provides information on how they and/or their representative(s) can file a grievance and/or an appeal, and the resolution process. The member information shall also advise members of their right to file a request for an administrative hearing with the HSD Hearings Bureau, upon notification of a CONTRACTOR action, or concurrent with or following an appeal of the CONTRACTOR action. The information shall meet the standards for communication specified in MAD policy 8.305.8.15.(13).

         7. The CONTRACTOR must ensure that punitive or retaliatory action is not taken against a member or a provider that files a grievance and/or an appeal, or a provider that supports a member's grievance and/or appeal.

         GRIEVANCE
         A grievance is a member's expression of dissatisfaction about any matter or aspect of the CONTRACTOR or its operation other than a CONTRACTOR action.

         1. A member may file a grievance either orally or in writing with the CONTRACTOR within 90 calendar days of the date the dissatisfaction occurred. The legal guardian of the member for minors or incapacitated adults, a representative of the member as designated in writing to the CONTRACTOR, or a provider acting on behalf of the member and with the member's written consent, has the right to file a grievance on behalf of the member.

         2. Within five (5) working days of receipt of the grievance, the CONTRACTOR shall provide the grievant with written notice that the grievance has been received and the expected date of its resolution.

         3. The investigation and final CONTRACTOR resolution process for grievances shall be completed within thirty (30) calendar days of the date the grievance is received by the CONTRACTOR and shall include a resolution letter to the grievant.

         4. The CONTRACTOR may request an extension from HSD of up to fourteen (14) calendar days if the member requests the extension, or the CONTRACTOR demonstrates to HSD that there is need for additional information, and the extension is in the member's interest. For any extension, not requested by the member, the CONTRACTOR shall give the member written notice of the reason for the extension within two (2) working days of the decision to extend the timeframe.

         5. Upon resolution of the grievance the CONTRACTOR shall mail a resolution letter to the member. The resolution letter must include but not be limited to the following:

                  (a) all information considered in investigating the grievance;
                  (b)      findings and conclusions based on the investigation;
                           and
                  (c)      the disposition of the grievance.

         APPEALS

         An appeal is a request for review by the CONTRACTOR of a CONTRACTOR action.

         1. A member may file an appeal of a CONTRACTOR action within 90 calendar days of receiving the CONTRACTOR'S notice of action. The legal guardian of the member for minors or incapacitated adults, a representative of the member as designated in writing to the CONTRACTOR, or a provider acting on behalf of the member with the member's written consent, has the right to file an appeal of an action on behalf of the member.

                  An "action" is defined as:

                  (a) the denial or limited authorization of a requested service, including the type or level of service;
                  (b) the reduction, suspension, or termination of a previously authorized service;
                  (c) the denial, in whole or in part, of payment for a service;
                  (d) the failure of the CONTRACTOR to provide services in a timely manner, as defined by HSD; or
                  (e) the failure of the CONTRACTOR to complete the authorization request in a timely manner as defined in 42 CFR Section 438.408.

         2. The CONTRACTOR shall have a process in place that assures that an oral inquiry from a member seeking to appeal an action is treated as an appeal (to establish the earliest possible filing date for the appeal). An oral appeal must be followed by a written appeal that is signed by the member.

         3. Within five (5) working days of receipt of the appeal, the CONTRACTOR shall provide the grievant with written notice that the appeal has been received and the expected date of its resolution. The CONTRACTOR shall confirm in writing receipt of oral appeals, unless the member or the provider requests an expedited resolution.

         4. The CONTRACTOR has thirty (30) calendar days from the date the oral or written appeal is received by the CONTRACTOR to resolve the appeal.

         5. The CONTRACTOR may extend the thirty (30) day timeframe by 14 calendar days if the member requests the extension, or the CONTRACTOR demonstrates to HSD that there is need for additional information, and the extension is in the member's interest. For any extension not requested by the member, the CONTRACTOR must give the member written notice of the extension and the reason for the extension within two (2) working days of the decision to extend the timeframe.

         6. The CONTRACTOR shall provide the member and/or the representative a reasonable opportunity to present evidence, and allegations of the fact or law, in person as well as in writing.

         7. The CONTRACTOR shall provide the member and/or the representative the opportunity, before and during the appeals process, to examine the member's case file, including medical records, and any other documents and records considered during the appeals process. The CONTRACTOR shall include as parties to the appeal, the member and his or her representative, or the legal representative of a deceased member's estate.

         8. For all appeals, the CONTRACTOR shall provide written notice within the thirty (30) calendar day timeframe of the appeal resolution to the member and the provider, if the provider filed the appeal.

                  a. The written notice of the appeal resolution must include but not be limited to the following information:
                           (i)      the result(s) of the appeal resolution; and
                           (ii)     the date it was completed.

                  b. The written notice of the appeal resolution for appeals not resolved wholly in favor of the member must include but not be limited to the following information:
                           (i) the right to request an HSD fair hearing and how to do so;
                           (ii) the right to request receipt of benefits while the hearing is pending, and how to make the request; and
                           (iii) that the member may be held liable for the cost of those benefits if the hearing decision upholds the CONTRACTOR'S action.

         9. The CONTRACTOR may continue benefits while the appeal and/or the HSD fair hearing process is pending.

                  a. The CONTRACTOR shall continue the member's benefits if all of the following are met:
                           (i) The member or the provider files a timely appeal of the CONTRACTOR action (within
                                    10 days of the date the CONTRACTOR mails the notice of action);
                           (ii) The appeal involves the termination, suspension, or reduction of a previously authorized course of treatment;
                           (iii) The services were ordered by an authorized provider;
                           (iv) The time period covered by the original authorization has not expired; and
                           (v)      The member requests extension of the
                                    benefits.

                  b. The CONTRACTOR shall provide benefits until one of the following occurs:
                           (i)      The member withdraws the appeal;
                           (ii) Ten days have passed since the date the CONTRACTOR mailed the resolution letter, providing the resolution of the appeal was against the member and the member has taken no further action;
                           (iii) An HSD Administrative Law Judge issues a hearing decision adverse to the member;
                           (iv) The time period or service limits of a previously authorized service has expired.

                  c. If the final resolution of the appeal is adverse to the member, that is, the CONTRACTOR'S action is upheld, the CONTRACTOR may recover the cost of the services furnished to the member while the appeal was pending to the extent that services were furnished solely because of the requirements of this section, and in accordance with the policy set forth in 42 CFR
                           Section 431.230(b).

                  d. If the CONTRACTOR or the HSD Administrative Law Judge reverses a decision to deny, limit, or delay services, and these services were not furnished while the appeal was pending, the CONTRACTOR must authorize or provide the disputed services promptly and as expeditiously as the member's health condition requires.

                  e. If the CONTRACTOR or the HSD Administrative Law Judge reverses a decision to deny, limit or delay services and the member received the disputed services while the appeal was pending, the CONTRACTOR must pay for these services.

         EXPEDITED RESOLUTION OF APPEALS
         An expedited resolution of an appeal is an expedited review by the CONTRACTOR of a CONTRACTOR action.

         1. The CONTRACTOR shall establish and maintain an expedited review process for appeals when the CONTRACTOR determines that taking the time for a standard resolution could seriously jeopardize the member's life or health or ability to attain, maintain, or regain maximum function. Such a determination is based on:
                  (i)      a request from the member;
                  (ii)     a provider's support of the member's request;
                  (iii)    a provider's request on behalf of the member; and
                  (iv)     the CONTRACTOR'S independent determination.

         2. The CONTRACTOR shall ensure that the expedited review process is convenient and efficient for the member.

         3. The CONTRACTOR shall resolve the appeal within three (3) working days of receipt of the request for an expedited appeal.

         4. The CONTRACTOR may extend the timeframe by up to 14 calendar days if the member requests the extension, or the CONTRACTOR demonstrates to HSD that there is need for additional information, and the extension is in the member's interest. For any extension not requested by the member, the CONTRACTOR shall make reasonable efforts to give the member prompt oral notification and follow-up within two (2) days.

         5. The CONTRACTOR shall ensure that punitive action is not taken against a member or a provider who requests an expedited resolution or supports a member's expedited appeal.

         6. The CONTRACTOR shall provide expedited resolution of an appeal in response to an oral or written request from the member or provider on behalf of the member.

         7. The CONTRACTOR shall inform the member of the limited time available to present evidence and allegations in fact or law.

         8. If the CONTRACTOR denies a request for an expedited resolution of an appeal, it shall:

                  (i) transfer the appeal to the thirty (30) day timeframe for standard resolution, in which the 30-day period begins on the date the CONTRACTOR received the request; and
                  (ii) make reasonable efforts to give the member prompt oral notice of the denial, and follow up with a written notice within two (2) calendar days;
                  (iii) inform the member in the written notice of the right to file a grievance if the member is dissatisfied with the CONTRACTOR'S decision to deny an expedited resolution.

         9. The CONTRACTOR shall document in writing all oral requests for expedited resolution and shall maintain the documentation in the case file.

         Special Rule for Certain Expedited Service Authorization Decisions
         In the case of certain expedited service authorization decisions that deny or limit services, the CONTRACTOR shall, within 72 hours of receipt of the request for service, automatically file an appeal on behalf of the member, make a best effort to give the member oral notice of the decision of the automatic appeal, and make a best effort to resolve the appeal.

         OTHER RELATED CONTRACTOR PROCESSES

         1.       Notice of CONTRACTOR Action (this also applies to Article 2
                  Section 2.1.(1).N. ii., Denials in the current contract and renumbered in this Amendment as Section 2.1.(1).O.ii.)

                  a. The CONTRACTOR shall mail a notice of action to the member or provider and all those parties affected by the decision within 10 days of the date of an action. The notice must contain but not be limited to the following:

                           (i) The action the CONTRACTOR has taken or intends to take;
                           (ii)     The reasons for the action;
                           (iii) The member's or the provider's right to file an appeal of the CONTRACTOR action through the CONTRACTOR;
                           (iv) The member's right to request an HSD fair hearing and what the process would be;
                           (v) The procedures for exercising the rights specified;
                           (vi) The circumstances under which expedited resolution of an appeal is available and how to request it;
                           (vii) The member's right to have benefits continue pending resolution of an appeal, how to request the benefits be continued, and the circumstances under which the member may be required to pay the costs of these services.

         2.       Information About Grievance System to Providers and
                  Subcontractors
                  The CONTRACTOR must provide information specified in 42 CFR Section, 438.10(g)(1) about the grievance system to all providers and subcontractors at the time they enter into a contract.

         3.       Grievance and/or Appeal Files
                  a. All grievance and/or appeal files shall be maintained in a secure, designated area and be accessible to HSD upon request, for review. Grievance and/or appeal files shall be retained for six (6) years following the final decision by the CONTRACTOR, HSD, an Administrative Law Judge, judicial appeal, or closure of a file, whichever occurs later.

                  b. The CONTRACTOR will have procedures for assuring that files contain sufficient information to identify the grievance and/or appeal, the date it was received, the nature of the grievance and/or appeal, notice to the member of receipt of the grievance and/or appeal, all correspondence between the CONTRACTOR and the member, the date the grievance and/or appeal is resolved, the resolution, and notices of final decision to the member and all other pertinent information.

                  c. Documentation regarding the grievance shall be made available to the member, if requested.

         4.       Reporting
                  a. The CONTRACTOR shall provide information requested or required by the Centers for Medicare and Medicaid Services.

                  b. The CONTRACTOR shall provide a quarterly report to HSD of all grievances received from or about Medicaid members, by the CONTRACTOR or its subcontractors in compliance with the timelines and procedures set forth in Section 2.12.(2).

SECTION 2 (SCOPE OF WORK), SECTION 2.10.(2). IS AMENDED TO READ AS FOLLOWS:

2.10.(2).         The CONTRACTOR shall have and maintain adequate protections against financial loss due to outlier (catastrophic) cases and member utilization that is greater than expected. The
                  CONTRACTOR shall submit to HSD such documentation as is necessary to prove the existence of this protection, which may include policies and procedures of reinsurance. Information provided to HSD on the CONTRACTOR's reinsurance must be computed on an actuarially sound basis.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.10.(6).B. IS AMENDED TO READ AS FOLLOWS:

2.10.(6).B.       Per Member Cash Reserve
                  The CONTRACTOR shall maintain three (3) percent of the monthly capitated payments per member with an independent trustee during each month of the first year of the Agreement;
                  provided, however, that if this Agreement replaces or extends a previous agreement with HSD to provide Medicaid managed care, then continued maintenance of the per member cash reserve established and maintained by CONTRACTOR pursuant to such previous agreement shall be deemed to satisfy this requirement. The CONTRACTOR shall maintain this cash reserve for the duration of the Agreement. HSD shall adjust this cash reserve requirement annually, or as needed, based on the number of the CONTRACTOR'S members. Each CONTRACTOR shall maintain its own cash reserve account. This account may be accessed solely for payment for services to that CONTRACTOR'S members in the event that the CONTRACTOR becomes insolvent.
                  Money in the reserve account remains the property of the CONTRACTOR and any interest earned (even if retained in the account) shall be the property of the CONTRACTOR.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.10.(8).A. IS AMENDED TO READ AS FOLLOWS:

2.10.(8).         Timely Payments

                  A. The CONTRACTOR shall make timely payments to both its contracted and non-contracted providers.
                           i. The CONTRACTOR shall promptly pay for all covered emergency services, including medically necessary testing to determine if a medical emergency exists, that are furnished by providers that do not have arrangements with the CONTRACTOR. This includes all covered emergency services provided by a nonparticipating provider, including those when the time required to reach the CONTRACTOR'S facilities or the facilities of a provider with which the CONTRACTOR has contracted, would mean risk of permanent damage to the member's health.
                           ii. The CONTRACTOR shall pay 90 percent of all clean claims from practitioners who are in individual or group practice or who practice in shared health facilities within 30 days of date of receipt, and shall pay 99 percent of all such clean claims within 90 days of receipt. A "clean claim" means a manually or electronically submitted claim from a participating provider that: contains substantially all the required data elements necessary for accurate adjudication without the need for additional information from outside of the health plan's system. It does not include a claim from a provider who is under investigation for fraud or abuse, or a claim under review for medical necessity, or one that is not materially deficient or improper, including lacking substantiating documentation currently required by the health plan; or one that has no particular or unusual circumstances requiring special treatment that prevent payment from being made by the health plan within thirty days of the date of receipt if submitted electronically or forty-five days if submitted manually.
                           iii. Consistent with the requirements of MAD Reg. 8.305.11.9.B(1), which applies to clean claims submitted electronically, and NMSA Section59A-2-9.2, the CONTRACTOR shall pay interest at the rate of one and one-half percent a month on:
                                    (1)      the amount of a clean claim
                                             electronically submitted by a
                                             contracted provider and not paid
                                             within thirty days of the date of
                                             receipt; and
                                    (2)      the amount of a clean claim
                                             manually submitted by a contracted
                                             provider and not paid within
                                             forty-five days of the date of
                                             receipt.
                                    (3)      Interest payments shall accrue and
                                             begin on the 31st day for
                                             electronic submissions and the 46th
                                             day for hard copy.

ARTICLE 2 (FIDUCIARY RESPONSIBILITIES), SECTION 2.10.(11) IS ADDED TO READ AS
FOLLOWS:

2.10.(11)         Special Contract Provisions As required by 42 CFR 438.6 (c
                  )(5): Pursuant to 42 CFR Section 438.6(c)(5), contract provisions for reinsurance, stop-loss limits or other risk sharing methodologies must be computed on an actuarially sound basis.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.12.(4).A., B. AND C IS AMENDED TO READ AS
FOLLOWS:

2.12.(4).A.       The CONTRACTOR is required to submit data to HSD. Subject to the provisions of Section 4.2 of this Agreement, HSD shall define the format and data elements after having consulted with the CONTRACTOR on the definition of these elements.

2.12.(4).B.       The CONTRACTOR is responsible for identifying and reporting to
                  HSD immediately upon discovery any inconsistencies in its automated reporting, CONTRACTOR shall make necessary adjustments to its reports at its own expense.

2.12.(4).C.       HSD, in conjunction with its fiscal agent, intends to
                  implement electronic data interchange standards for transactions related to managed health care. Subject to the provisions of Section 4.2 of this Agreement, the CONTRACTOR shall work with HSD to develop the technical components of such an interface.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.12.(5).B. IS AMENDED TO READ AS FOLLOWS:

2.12.(5).B.       Encounter Submission Time Frames
                  The CONTRACTOR shall submit encounters to HSD within 120 days of the date of service or discharge, regardless of whether the encounter is from a subcontractor or subcapitated arrangement.
                  Encounters that do not clear edit checks shall be returned to the CONTRACTOR for correction and re-submission. The
                  CONTRACTOR shall correct and resubmit the encounter data to HSD.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.12.(5).C IS AMENDED TO READ AS FOLLOWS:

2.12.(5).C.       Encounter Data Elements
                  Encounter data elements are based on the Medicaid-Medicare
                  Common Data Initiative (McData Set) which is a minimum core data set for states and MCOs developed by CMS and HSD for use in managed care. Subject to the provisions of Section 4.2 of this Agreement, HSD may increase or reduce or make mandatory or optional, data elements as it deems necessary.

ARTICLE 2 (SCOPE OF WORK) SECTION 2.13.(6).A. IS AMENDED TO READ AS FOLLOWS:

2.13.(6).A.       Submitting to HSD encounters, according to the specifications included in the SALUD! Systems Manual, within 120 days of the date of service or discharge, regardless of whether the encounter is from a subcontractor or subcapitated arrangement;

ARTICLE 2 (SCOPE OF WORK) SECTION 2.13.(6).E. IS AMENDED TO READ AS FOLLOWS:

2.13.(6).E.       Including written contractual requirements for subcontractors or providers that pay their own claims to submit encounters to the CONTRACTOR on a timely basis to ensure that the CONTRACTOR can submit encounters to HSD within 120 days of the date of service or discharge;

ARTICLE 2 (SCOPE OF WORK), SECTION 2.14 IS ADDED TO READ:

2.14     CARE COORDINATION

         (1)      General  Requirements

         Care coordination is defined as a service that assists clients with special health care needs. Care coordination is provided on an as needed basis. Care coordination is member-centered, family-focused (when appropriate), culturally competent and strength-based service. Care coordination helps to ensure that the medical and behavioral health needs of the Salud! population are identified and related services are provided and coordinated with the individual member and family as appropriate. Care coordination operates within the MCO by means of a dedicated care coordination staff functioning independently but is structurally linked to the other MCO systems, such as quality assurance, member services and grievances. Clinical decisions shall be based on the medically necessary covered services and not fiscal considerations. If both physical and behavioral health conditions exist, the care shall be coordinated between both physical and behavioral health staff, and the responsibility for the care coordination shall be based upon what is in the best interest of the member.

         (2)      Primary Elements of Care Coordination

         The CONTRACTOR shall use the following primary elements for care coordination:

                  A.       Identify proactively the eligible populations;
                  B. Identify proactively the needs of the eligible population;

                  C. Designate an individual who has primary responsibility for coordinating health services and serves as the single point of contact for the member;
                  D. Inform the member regarding the care coordinator's name and how to contact him/her;
                  E. Ensure access to a qualified provider who is responsible for developing and implementing a comprehensive treatment plan or plan of care as per applicable provider regulation.
                  F. Ensure the provision of necessary services and actively assist members and providers in obtaining such services;
                  G. Ensure appropriate coordination between physical and behavioral health services and non-Salud! services;
                  H. Coordinate with designated case managers and/or medical/behavioral health service providers;
                  I. Monitor progress of the members to ensure that services are received and assist in resolving identified problems;
                  J. Be responsible for linking individuals to case management when needed if a local case manager/designated provider is not available.

ARTICLE 3 (LIMITATION OF COST) IS AMENDED TO READ AS FOLLOWS:

In no event shall capitation fees or other payments provided for in the Agreement exceed the payment limits set forth in 42 C.F.R. Section 447.361 and
447.362. In no event shall HSD pay twice for the provision of services.

ARTICLE 4 (HSD RESPONSIBILITY) SECTION 4.1.(18). IS AMENDED TO READ AS FOLLOWS:

4.1.(18).         Amend its fee-for-service and other provider agreements, or take such other action as may be necessary to encourage health care providers paid by HSD to enter into contracts with the CONTRACTOR at the applicable Medicaid reimbursement rate for the provider, absent other negotiated arrangements, and take all available measures to have any Medicaid participating provider who is not contracted with the CONTRACTOR accept the applicable Medicaid reimbursement as payment in full for covered services provided in an emergency to a member who is enrolled with the CONTRACTOR. The applicable Medicaid reimbursement rate is defined to exclude disproportionate share and medical education payments.

ARTICLE 4 (HSD RESPONSIBILITY) SECTION 4.1.(20). IS ADDED TO READ AS FOLLOWS:

4.1.(20).         Ensure that no requirement or specification established or provided by HSD under this section conflicts with requirements or specifications established pursuant to the federal Health
                  Insurance Portability and Accountability Act (HIPAA) and the regulations promulgated thereunder.

                  All requirements and specifications established or provided by HSD under this section shall comply with the requirements of
                  Section 4.2 of this Agreement.

ARTICLE 4 (HSD RESPONSIBILITY) SECTION 4.1.(21). IS ADDED TO READ AS FOLLOWS:

4.1.(21).         Cooperate with CONTRACTOR in CONTRACTOR'S efforts to achieve compliance with HIPAA requirements.

ARTICLE 4 (HSD RESPONSIBILITY) SECTION 4.2. IS AMENDED TO READ AS FOLLOWS:

4.2.(1). HSD and/or its fiscal agent shall implement electronic data standards for transactions related to managed health care. In the event HSD and/or any of its agents are unable to accept standard transactions on or after October 1, 2003, the CONTRACTOR and HSD shall address any additional costs associated with such an event through an amendment to this contract.

4.2.(2). In the event that HSD and/or its fiscal agent requests that the CONTRACTOR or its subcontractors deviate from or provide information in addition to the information called for in required and optional fields included in the standard transaction code sets established under HIPAA, such request shall be made by amendment to this Agreement in accordance with the provisions of Article 37.

ARTICLE 5 (COMPENSATION & PAYMENT REIMBURSEMENT FOR MANAGED CARE), SECTION 5.1 IS AMENDED TO READ AS FOLLOWS:

5.1 HSD shall make payments under capitated risk contracts which are actuarially sound. Rates shall be developed in accordance with generally accepted actuarial principles and practices. Rates must be appropriate for the populations to be covered, the services to be furnished under the contract and be certified as meeting the foregoing requirements by actuaries. The actuaries must meet the qualification standards established by the American Academy of Actuaries and follow the practice standards established by the Actuarial Standards Board. To the extent, if any, it is determined by the appropriate taxing authority, that the performance of this Agreement by the CONTRACTOR is subject to taxation, the amounts paid by HSD to the CONTRACTOR under this Agreement, shall include such tax(es). The CONTRACTOR is responsible for reporting and remitting all applicable taxes to the appropriate taxing agency.

ARTICLE 5 (COMPENSATION & PAYMENT REIMBURSEMENT FOR MANAGED CARE) SECTION 5.2. IS AMENDED TO READ AS FOLLOWS:

5.2 The monthly rates set forth in Attachments A and B shall be subject to renegotiation during the Agreement if HSD determines that it is necessary due to change in Federal or State law or in the appropriations made available for these tasks as set forth in Article 14, Appropriations, and Article 12, Contract Modification. Rates shall in all events be actuarially sound. In addition, in the event that HSD implements a significant or material program change under this or any other provision of this Agreement, such change including but not limited to the rates paid hereunder and the costs associated with the change, shall be adjusted appropriately pursuant to a mutually agreeable amendment to this Agreement in accordance with the provisions of Article 37.

ARTICLE 5 (COMPENSATION & PAYMENT REIMBURSEMENT FOR MANAGED CARE), SECTION 5.3.(1). IS AMENDED TO READ AS FOLLOWS:

5.3.(1). HSD shall pay a capitated amount to the CONTRACTOR for the provision of the managed care benefit package at the rates specified below. The monthly rate for each member is based on actuarially sound capitation rate cells. Medicaid members shall be held harmless against any liability for debts of a CONTRACTOR that were incurred within the Agreement in providing covered services to the Medicaid member.

ARTICLE 5 (COMPENSATION & PAYMENT REIMBURSEMENT FOR MANAGED CARE), SECTION 5.3.(4). IS ADDED TO READ AS FOLLOWS:

5.3.(4). 42 CFR Section 438.6(c), which regulates participation in the Medicaid program, requires that all payments under risk contracts and all risk-sharing mechanisms in contracts must be actuarially sound and approved as such by the Centers for Medicare and Medicaid Strategies (CMS) prior to implementation. To meet the requirement for actuarial soundness, all capitation rates must be certified by an actuary meeting the qualification standards of the American Academy of Actuaries following generally accepted actuarial principles, as set forth in the standards of practice established by the Actuarial Standards Board. Accordingly, the State's offer of all capitation rates referred to in the attached Schedule of this contract is contingent on both certification by the State's actuary and final approval by CMS, prior to becoming effective for payment purposes. In the event such certification or approval is not obtained for any or all capitation rates subject to this regulation, the State reserves the right to renegotiate these rates. The state's decision to renegotiate the rates under the circumstances described above is binding on the CONTRACTOR.

ARTICLE 5 (COMPENSATION & PAYMENT REIMBURSEMENT FOR MANAGED CARE) SECTION 5.5.(1) IS AMENDED TO READ AS FOLLOWS:

5.5.(1). The capitation rates shall remain in effect as referenced in Attachments A and B for the first twenty-four (24) months following the effective date of the original Agreement and thereafter the capitation rates shall be effective for twelve
                  (12) months. Capitation rates may be reviewed if this Agreement is extended with the CONTRACTOR pursuant to this Agreement. Upon mutual agreement of the CONTRACTOR and HSD, the capitation rates may be adjusted based on factors such as changes in the scope of work, a Native American MCO is established or a Navajo Medicaid Agency created, CMS requires a modification of the state's waiver or new or amended federal or state laws or regulations are implemented, inflation, significant changes in the demographic characteristics of the member population, or the disproportionate enrollment selection of the CONTRACTOR by members in certain rate cohorts. Any changes to the rates shall be actuarially sound and negotiated and implemented pursuant to Articles 12 (Contract Modification) and 37 (Amendments) of this Agreement.

ARTICLE 5 (COMPENSATION & PAYMENT REIMBURSEMENT FOR MANAGED CARE) SECTION 5.6.(4) IS AMENDED TO READ AS FOLLOWS:

5.6.(4). HSD shall have the discretion to recoup payments for members who are incorrectly enrolled with more than one CONTRACTOR including members categorized as newborns or X5; payments made for members who die prior to the enrollment month for which payment was made; and/or payments for members whom HSD later determines were not eligible for Medicaid during the enrollment month for which payment was made. Notwithstanding the foregoing, in the absence of fraud on the part of CONTRACTOR, HSD shall not have the right to recoup any payment made to the CONTRACTOR if either the CONTRACTOR (and/or its subcontractors) provided any health care services to the member during the relevant period of time or more than twenty-four months have elapsed since the payments were made unless HSD is required by a federal agency to go beyond the twenty-four month period. To allow for claim submission lags, HSD will not request a payment recoupment until 120 days has elapsed from the date of which the enrollment error was made. Any process that automates the recoupment procedures will be mutually agreed upon in advance by HSD and the CONTRACTOR and documented in writing. The CONTRACTOR has the right to dispute any recoupment requests in accordance with Article 15 (DISPUTES).

ARTICLE 5 (COMPENSATION & PAYMENT REIMBURSEMENT FOR MANAGED CARE), SECTION 5.6.(8). IS AMENDED TO READ AS FOLLOWS:

5.6.(8). On a periodic basis, HSD shall provide the CONTRACTOR with coordination of benefits and third party liability information for enrolled members. The CONTRACTOR shall:

ARTICLE 5 (COMPENSATION & PAYMENT REIMBURSEMENT FOR MANAGED CARE), SECTION 5.6.(8).B IS AMENDED TO READ AS FOLLOWS:

5.6.(8).B.        Have the sole right of subrogation, and to recovery of and/or to attempt to recover any third-party resources available to Medicaid members but shall make records pertaining to Third
                  Party Collections (TPL) for members available to HSD for audit and review.

ARTICLE 5 (COMPENSATION & PAYMENT REIMBURSEMENT FOR MANAGED CARE), SECTION 5.8.(3) IS AMENDED TO READ AS FOLLOWS:

5.8.(3). The CONTRACTOR is required to pay for all emergency and poststabilization care services that are medically necessary until the emergency medical condition is stabilized and maintained such that within reasonable medical probability, no material deterioration of the patient's condition is likely to result from or occur during discharge of the patient or transfer of the patient to another facility.

ARTICLE 5 (COMPENSATION & PAYMENT REIMBURSEMENT FOR MANAGED CARE), SECTION 5.9 IS ADDED TO READ AS FOLLOWS:

5.9. The CONTRACTOR shall accept the capitation rate paid each month by the HSD as payment in full for all services to be provided pursuant to this Agreement, including all administrative costs associated therewith. A minimum of eighty-five percent (85%) of all the CONTRACTOR'S income generated under this Agreement, including but not limited to Third Party Recoupments and Interest, shall be expended on the medical and related services required under this Agreement to be provided to the CONTRACTOR'S Medicaid Members. If the CONTRACTOR does not expend a minimum of eighty-five percent (85%) on medical and related services of the Agreement, the HSD will withhold an amount so that the CONTRACTOR'S ratio for service expenditures are eighty-five percent (85%). The HSD will calculate the CONTRACTOR'S income at the end of the State Fiscal Year to determine if eighty-five percent (85%) was expended on the medical and related services required under the contract utilizing reported information and the Department of Insurance Reports. Administrative costs and other financial information will be monitored on a regular basis by the HSD.

         Members shall be entitled to receive all covered services for the entire period for which payment has been made by the HSD. Any and all costs incurred by the CONTRACTOR in excess of the capitation payment will be borne in full by the CONTRACTOR. Interest generated through investment of funds paid to the

         CONTRACTOR pursuant to this Agreement shall be the property of the CONTRACTOR.

ARTICLE 8 (ENFORCEMENT) SECTION 8.1.(2).B. IS AMENDED TO READ AS FOLLOWS:

8.1.(2).B.        Directed Plans of Correction.  The CONTRACTOR shall be
                  required to provide to HSD, within fourteen (14) days, a response to the directed plan of correction as directed by HSD.

ARTICLE 8 (ENFORCEMENT), SECTION 8.1.(2).C.III IS AMENDED TO READ AS FOLLOWS:

8.1.(2).C.iii.    The limit on, or specific amount of, civil monetary penalties that HSD may impose upon the CONTRACTOR varies depending upon the nature and severity of the CONTRACTOR'S action or failure to act, as specified below:
                  a.       A maximum of $25,000 for each of the following
                           determinations: failure to provide medically necessary services; misrepresentation or false statements to members, potential members, or health care provider(s); or failure to comply with physician incentive plan requirements and marketing violations.
                  b.       A maximum of $100,000 for each of the following
                           determinations: discrimination; or misrepresentation or false statements to HSD or CMS.
                  c.       A maximum of $15,000 for each member HSD determines
                           was not enrolled, or reenrolled, or enrollment was terminated because of a discriminatory practice. This is subject to an overall limit of $100,000 under (b.) above.
                  d.       A maximum of $25,000 or double the amount of excess
                           charges whichever is greater, for premiums or charges in excess of the amount permitted under the Medicaid program. HSD will deduct from the penalty the amount of overcharge and return it to the affected member(s).

ARTICLE 8. (ENFORCEMENT), SECTION 8.1.(2).L. IS AMENDED TO READ AS FOLLOWS:

8.1.(2).L.        Temporary Management
                  1.       Optional imposition of sanction. HSD may impose
                           temporary management to oversee the operations of the CONTRACTOR upon a finding by the Secretary of HSD that there is continued egregious behavior by the CONTRACTOR, including but not limited to behavior that is described in 42 CFR Section 438.700, or that is contrary to any requirements of 42 USC, Sections 42 USC 1396b (m) or 1396u-2; there is substantial risk to members health; or the sanction is necessary to ensure the health of the CONTRACTOR'S members while improvement is made to remedy violations under 42

                           CFR Section 438.700; or until there is an orderly termination or reorganization of the CONTRACTOR.

                  2. The CONTRACTOR does not have the right to a predetermination hearing prior to the appointment of temporary management if the conditions above are not met.

                  3. Required imposition of sanction. HSD shall impose temporary management (regardless of any other sanction that may be imposed) if it finds that the CONTRACTOR has repeatedly failed to meet substantive requirements in 42 USC, Section 1396b (m) or 1396u-2 or 42 CFR 438, Subpart I (Sanctions).

                  4. Hearing. HSD shall not delay imposition of temporary management to provide a hearing before imposing this sanction.

                  5. Duration of Sanction. HSD shall not terminate temporary management until it determines that the CONTRACTOR can ensure that the sanctioned behavior will not recur.

ARTICLE 8. (ENFORCEMENT), SECTION 8.1.(2).M. IS AMENDED TO READ AS FOLLOWS:

8.1.(2).M.        Terminate Enrollment
                  HSD shall grant members the right to terminate enrollment without cause as described in 42 CFR Section 438.702 (a) (3), and shall notify the affected members of their right to terminate enrollment.

ARTICLE 8. (ENFORCEMENT), SECTION 8.1.(2).O. IS AMENDED TO READ AS FOLLOWS:

8.1.(2).O.        Intermediate Sanctions

                  1. Basis for imposition of Sanctions: HSD will impose the foregoing sanctions if HSD determines that the CONTRACTOR acts or fails to act as follows:
                           (a) fails substantially to provide medically necessary services and items that the CONTRACTOR is required to provide, under law or under its contract with HSD, to a member covered under the contract;
                           (b) imposes on members premiums or charges that are in excess of the premiums or charges permitted under the Medicaid program;
                           (c) acts to discriminate among members on the basis of their health status or need for health care services. This includes termination of enrollment or refusal to reenroll a member, except as permitted by the Medicaid program, or any practice that would reasonably be expected to discourage enrollment by members whose medical condition or history indicate probable need for substantial future medical services;
                           (d) misrepresents or falsifies information that it furnishes to HSD or CMS;
                           (e) misrepresents or falsifies information that it furnishes to a member, potential member, or health care provider;
                           (f) fails to comply with Federal requirements for physician incentive plans, including disclosures;
                           (g) has distributed directly, or becomes aware of material distributed indirectly through any agent or independent subcontractor, marketing materials that have not been approved by HSD or that contain false or materially misleading information; or
                           (h)      fails to perform in any other contract
                                    areas.

                  2. HSD's determination of any of the above may be based on findings from onsite reviews; surveys or audits; member or other complaints; financial status; or any other source.

                  3. HSD retains authority to impose additional sanctions under state statutes or state regulations that address areas of noncompliance specified in 42 CFR
                           Section 438.700, as well as additional areas of noncompliance.

                  4. Intermediate Sanctions: The Secretary of HSD or designee will impose upon the CONTRACTOR any of the following intermediate sanctions:
                           (a) civil monetary penalties in the amounts specified in the 42 CFR, Section 438.704;
                           (b) appointing temporary management for the CONTRACTOR or a State Monitor as provided in 42 CFR Section 438.706;
                           (c) granting members the right to terminate enrollment without cause (affected members will be notified by HSD of their right to disenroll);
                           (d) suspending all new enrollment, including default enrollment after the effective date of sanction;
                           (e) suspending of payment for members enrolled after the effective date of the sanction until HSD or CMS is satisfied that the reason for imposing the sanction no longer exists and is not likely to recur.

ARTICLE 8 (ENFORCEMENT) 8.1. (2).Q. IS AMENDED TO READ AS FOLLOWS:

8.1.(2).Q.        The Secretary of HSD or the designee has the authority to
                  terminate the contract and enroll the CONTRACTOR'S members in another MCO or other MCOs, or provide their Medicaid benefits through other options included in the State plan, if HSD determines that the CONTRACTOR has failed to do either of the following:

                  1.       Carry out the substantive terms of its contract; or
                  2. Meet applicable requirements in Sections 1932, 1903(m), and 1905 of the Social Security Act.

ARTICLE 8 (ENFORCEMENT) 8.1.(2).R. IS ADDED TO READ AS FOLLOWS:

8.1.(2).R.        Notice of sanction: Except as provided in this Article
                  regarding Temporary Management, before imposing any of the intermediate sanctions specified, HSD must give the CONTRACTOR timely written notice that explains the basis and nature of the sanction and any other due process protections that HSD elects to provide.

                  a. Pre-termination hearing: Before terminating the contract, HSD must provide the CONTRACTOR a pre-termination hearing, which consist of the following procedures:
                           1. HSD shall give the CONTRACTOR written notice of its intent to terminate, the reason for the termination, and the time and place of the hearing.
                           2. After the hearing, HSD shall give the CONTRACTOR written notice of the decision affirming or reversing the proposed termination of the contract and, for an affirming decision, the effective date of termination.
                           3. For an affirming decision, give members of the CONTRACTOR notice of the termination and information, consistent with their options for receiving Medicaid services following the effective date of termination.
                           4. The pre-termination hearing procedures shall proceed according to Section 15.3 (Dispute Procedures) of the Agreement.

                  b. HSD will give the CMS Regional Office written notice whenever it imposes or lifts a sanction for one of the violations listed in Section 8.1.(2).O. of this Article. The notice will be given no later than 30 days after HSD imposes or lifts a sanction; and must specify the affected CONTRACTOR, the kind of sanction, and the reason for HSD's decision to impose or lift the sanction.

ARTICLE 8 (ENFORCEMENT) SECTION 8.3 IS AMENDED TO READ AS FOLLOWS:

8.3.     Notice and Cure
         HSD shall provide reasonable written notice of its decision to impose sanctions on the CONTRACTOR and, as HSD may deem necessary and proper, subsequently to members and others who may be directly interested. Such written notice shall set forth the effective date and the reason(s) for the




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

         sanctions. Prior to imposing sanctions, HSD shall afford the CONTRACTOR a reasonable opportunity to cure, unless such opportunity would result in immediate harm to members, or the improper diversion of Medicaid program funds.

ARTICLE 9 (TERMINATION) SECTION 9.1.(17) IS AMENDED TO READ AS FOLLOWS:

9.1.(17).         By the CONTRACTOR, on at least sixty (60) days prior written notice in the event that HSD is unable to make future payments of undisputed capitation payments due to a lack of a state budget or legislative appropriation;

ARTICLE 9 (TERMINATION) SECTION 9.1.(18). IS ADDED TO READ AS FOLLOWS:

9.1.(18).         By either party, upon 90 days written notice, in the event of a material change in the Medicaid managed care program, regardless of the cause of or reason for such change, if the parties after negotiating in good faith are unable to agree on the terms of an amendment to incorporate such change; and

ARTICLE 9 (TERMINATION) SECTION 9.1.(19). IS RENUMBERED TO READ AS FOLLOWS:

9.1.(19).         By the CONTRACTOR on sixty (60) days prior written notice with cause, or one hundred eighty (180) days written notice without cause.

ARTICLE 10 (TERMINATION AGREEMENT), SECTION 10.3 IS ADDED TO READ AS FOLLOWS:

10.3. Dispute Procedure Involving Contract Termination Proceedings. In the event HSD seeks to terminate this Agreement with the CONTRACTOR, the CONTRACTOR may appeal the termination directly to the HSD Secretary within ten (10) days of receiving HSD's termination notice.

         (1) The HSD Secretary shall acknowledge receipt of the CONTRACTOR'S appeal request within three (3) calendar days of the date the appeal request is received.
         (2) The HSD Secretary will conduct a formal hearing on the contract termination issues raised by the CONTRACTOR.
         (3) The CONTRACTOR and MAD, or its successor, shall be allowed to present evidence in the form of documents and testimony.
         (4) The parties to the hearing are the CONTRACTOR and MAD, or its successor.
         (5) The hearing shall be recorded by a court reporter paid for equally by HSD and the CONTRACTOR. Copies of transcripts of the hearing shall be paid by the party requesting the copy.
         (6)      The court reporter shall swear witnesses under oath.




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

         (7) The HSD Secretary shall determine which party presents its issues first and shall allow both sides to question each other's witnesses in the order determined by the Secretary.
         (8)      The HSD Secretary may, but is not required, to allow opening statements from the parties before taking evidence.
         (9)      The HSD Secretary may, but it not required, to request written findings of fact, conclusions of law and closing argument or any combination thereof. Or, the Secretary may, but is not required, to allow only oral closing argument.
         (10) The HSD Secretary shall render a written decision and mail the decision to the CONTRACTOR within sixty (60) days of the date the request for a hearing is received.
         (11) MAD, or its successor, and the CONTRACTOR may be represented by counsel or another representative of choice at the hearing. The legal or other representative shall submit a written request for an appearance with the Secretary within fifteen
                  (15) days of the date of the hearing request.
         (12) The civil rules of procedure and rules of evidence shall not apply, but the Secretary may limit evidence that is redundant or not relevant to the contract termination issues presented for review.
         (13) The Secretary's written decision shall be mailed by certified mail, postage prepaid, to the CONTRACTOR. Another copy of the decision shall be sent to the MAD director.

ARTICLE 14 (APPROPRIATIONS) SECTION 14.1 IS AMENDED TO READ AS FOLLOWS:

14.1 The terms of this Agreement are contingent upon sufficient appropriations or authorizations being made by either the Legislature of New Mexico, Health and Human Services (HHS)/Centers for Medicare and Medicaid Services (CMS), or the U.S. Congress for the performance of this Agreement. If sufficient appropriations and authorizations are not made by either the Legislature, HHS/CMS or the Congress, this Agreement shall be subject to termination or amendment. Subject to the provisions of Article 27 of this Agreement, HSD's decision as to whether sufficient appropriations or authorizations exist shall be accepted by the CONTRACTOR and shall be final and binding. Any changes to the Scope of Work and compensation to CONTRACTOR effected pursuant to this
         Section 14.1 shall be negotiated, reduced to writing and signed by the parties in accordance with Article 37 (Amendments) of this Agreement and any other applicable state or federal rules, regulations or statutes.

ARTICLE 14 (APPROPRIATIONS) SECTION 14.2 IS AMENDED TO READ AS FOLLOWS:

14.2 To the extent CMS, legislation or congressional action impacts the amount of appropriation available for performance under this contract, HSD has the right to amend the Scope of Work, in its discretion, which shall be effected by HSD sending written notice to the CONTRACTOR. Any changes to the Scope of Work and compensation to CONTRACTOR effected pursuant to this Section



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

         14.2 shall be negotiated, reduced to writing and signed by the parties in accordance with Article 37 (Amendments) of this Agreement and any other applicable state or federal rules, regulations or statutes.

ARTICLE 15 (DISPUTES), SECTION 15.3.(1). IS AMENDED TO READ AS FOLLOWS:

15.3.    Dispute Procedures for Other than Contract Termination Proceedings

         (1)      Except for contract termination (specified in Section 8.1.(2)
                  (Q), any dispute concerning sanctions imposed under this Agreement shall be reported in writing to the MAD director within fifteen (15) days of the date the reporting party receives notice of the sanction. The decision of the Director regarding the dispute shall be delivered to the parties in writing within thirty (30) days of the date the Director receives the written dispute. The decision shall be final and conclusive unless, within fifteen (15) days from the date of the decision, either party files with the HSD Secretary a written appeal of the decision of the Director.

ARTICLE 26 (ERRONEOUS ISSUANCE OF PAYMENT OR BENEFITS) IS AMENDED TO READ AS
FOLLOWS:

In the event of an error which causes payment(s) to the CONTRACTOR to be issued by HSD, the CONTRACTOR shall reimburse the State within thirty (30) days of written notice of such error for the full amount of the payment, subject to the provisions of Section 5.6(4) of this Agreement. Interest shall accrue at the statutory rate on any amounts not paid and determined to be due after the thirtieth (30th) day following the notice.

ARTICLE 27 (EXCUSABLE DELAYS) IS AMENDED TO READ AS FOLLOWS:

The CONTRACTOR shall be excused from performance hereunder for any period that it is prevented from performing any services hereunder in whole or in part as a result of an act of nature, war, civil disturbance, epidemic, court order, or other cause beyond its reasonable control, and such nonperformance shall not be a default hereunder or ground for termination of the Agreement.

In addition the CONTRACTOR shall be excused from performance hereunder during any period for which the State of New Mexico has failed to enact a budget or appropriate monies to fund the managed care program provided that the CONTRACTOR notifies HSD, in writing, of its intent to suspend performance and HSD is unable to resolve the budget or appropriation deficiencies within forty-five (45) days.

In addition, the CONTRACTOR shall be excused from performance hereunder for insufficient payment by HSD provided that the CONTRACTOR notifies HSD in writing of its intent to suspend performance and HSD is unable to remedy the monetary shortfall within 45 days.



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

ARTICLE 28 (MARKETING), SECTION 28.2. IS AMENDED IN ITS ENTIRETY TO READ AS
FOLLOWS:

28.2 HSD shall review and approve the content, comprehension level, and language(s) of all marketing materials directed at members before use.

         (1) The CONTRACTOR shall distribute its marketing materials to its entire service area;
         (2) The CONTRACTOR shall not seek to influence enrollment in conjunction with the sale or offering of any private insurance, not including public/private partnerships; and
         (3) The CONTRACTOR shall specify the methods by which the entity assures HSD that marketing materials are accurate and do not mislead, confuse, or defraud the members or HSD. Statements that will be considered inaccurate, false, or misleading include, but are not limited to, any assertion or statement (whether written or oral )that:
                  (a) the member must enroll in the MCO in order to obtain benefits or in order not to lose benefits; or
                  (b) The MCO is endorsed by CMS, the Federal or State Government, or similar entity.

ARTICLE 28 (MARKETING) SECTION 28.3.(1). IS AMENDED TO READ AS FOLLOWS:

28.3.(1).         Marketing and/or outreach materials shall meet requirements for all communication with Medicaid members, as set forth in Section MAD 8.305.5.16, MEDICAID MANAGED CARE MARKETING
                  GUIDELINES.

ARTICLE 28 (MARKETING), SECTION 28.4.(1).G. IS AMENDED TO READ AS FOLLOWS:

28.4.(1).G.       Directly or indirectly conducting door-to-door, telephonic or other "Cold Call" marketing. "Cold Call" marketing is defined as any unsolicited personal contact by the MCO with a potential member for the purpose of marketing. Marketing means any communication from an MCO to a Medicaid member who is not enrolled in that entity, that can reasonably be interpreted as intended to influence the member to enroll in that particular
                  MCO's Medicaid product, or either not to enroll in, or to disenroll from, another MCO's Medicaid product. The CONTRACTOR may send informational material regarding their benefit package to potential members.

ARTICLE 28 (MARKETING), SECTION 28.8. IS AMENDED TO READ AS FOLLOWS:

28.8 Health Education and Outreach Materials may be distributed to the CONTRACTOR'S members by mail or in connection with exhibits or other organized events, including but not limited to health fair, booths at




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

                  community events and health plan hosted health improvement events. Health Education means programs, services or promotions that are designed or intended to inform the CONTRACTOR'S actual or potential members upon request about the issues related to health lifestyles, situations that affect or influence health status or methods or modes of medical treatment. Outreach is the means of educating or informing the CONTRACTOR'S actual or potential members about health issues. Health Education and Outreach materials include but are not limited to general distribution brochures, member newsletters, posters, member handbooks. HSD shall not approve health education materials.

ARTICLE 32 (CONFIDENTIALITY), SECTION 32.1 IS AMENDED TO READ AS FOLLOWS:

32.1 Any confidential information, as defined in State or Federal law, code, rules or regulations or otherwise applicable by the Code of Ethics, regarding HSD's members or providers given to or developed by the CONTRACTOR and its subcontractors shall not be made available to any individual or organization by the CONTRACTOR and its subcontractors without the prior written approval of HSD. Specifically the CONTRACTOR shall ensure that medical records and any other health and enrollment information that identifies a particular member, that the CONTRACTOR uses and discloses such individually identifiable health information in accordance with the privacy requirements in 45 CFR parts 160 and 164, subparts A and E, to the extent that these requirements are applicable.

ARTICLE 32 (CONFIDENTIALITY) SECTION 32.5. IS ADDED TO READ AS FOLLOWS:

32.5 The CONTRACTOR and HSD shall each comply with all requirements established under HIPAA regarding the privacy of individually identifiable health information and notices.

ARTICLE 33 (COOPERATION WITH MEDICAID FRAUD CONTROL UNIT) SECTION 33.1. IS AMENDED TO READ AS FOLLOWS:

33.1 The CONTRACTOR shall make an initial report to HSD within five working days when, in CONTRACTOR'S professional judgment, suspicious activities may have occurred. The CONTRACTOR shall then take steps to establish whether or not, in its professional judgment, potential fraud has occurred. The CONTRACTOR will then make a report to the HSD and submit any applicable evidence in support of its findings. If HSD decides to refer the matter to the New Mexico State Medicaid Fraud Control Unit of the Attorney General's Office (MFCU), HSD will notify the CONTRACTOR within five working days of making the referral. The CONTRACTOR shall cooperate fully with any and all requests from MFCU for additional documentation or other types of collaboration in accordance with applicable law.




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

CONTRACTOR

BY:  /s/ ILLEGIBLE                          DATE:   6/12/03
    -------------------------------
TITLE:   PRESIDENT


STATE OF NEW MEXICO

BY:  /s/ ILLEGIBLE                          DATE:   6/30/03
    -------------------------------
         SECRETARY
         HUMAN SERVICES DEPARTMENT



APPROVED AS TO FORM AND LEGAL SUFFICIENCY:

BY:  /s/ ILLEGIBLE                          DATE:   6/19/03
    -------------------------------
         GENERAL COUNSEL
         HUMAN SERVICES DEPARTMENT



OFFICE OF THE ATTORNEY GENERAL


BY:  /s/ ILLEGIBLE                          DATE:   8/5/03
    -------------------------------


THE RECORDS OF THE TAXATION AND REVENUE DEPARTMENT REFLECT THAT THE CONTRACTOR IS REGISTERED WITH THE TAXATION AND REVENUE DEPARTMENT OF THE STATE OF NEW MEXICO TO PAY GROSS RECEIPTS AND COMPENSATING TAXES.

TAXATION AND REVENUE DEPARTMENT
ID NUMBER  02 02 1710002

BY:  /s/ Julie Rico                         DATE:   6/23/03
    -------------------------------



DEPARTMENT OF FINANCE AND ADMINISTRATION

BY:  /s/ ILLEGIBLE                          DATE:   8/26/03
    -------------------------------
         STATE CONTRACTS OFFICER



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